EARNINGS RELEASE FINANCIAL SUPPLEMENT

THIRD QUARTER 2013

JPMORGAN CHASE & CO.
TABLE OF CONTENTS

Page(s)
Consolidated Results
Consolidated Financial Highlights	2-3
Consolidated Statements of Income	4
Consolidated Balance Sheets	5
Condensed Average Balance Sheets and Annualized Yields	6
Core Net Interest Income	7
Reconciliation from Reported to Managed Summary	8

Business Detail
Line of Business Financial Highlights - Managed Basis	9
Consumer & Community Banking	10-11
Consumer & Business Banking	12
Mortgage Banking	13-16
Card, Merchant Services & Auto	17-18
Corporate & Investment Bank	19-22
Commercial Banking	23-24
Asset Management	25-29
Corporate/Private Equity	30-31
Credit-Related Information	32-37
Market Risk-Related Information	38
Supplemental Detail
Capital and Other Selected Balance Sheet Items	39
Mortgage Repurchase Liability	40
Per Share-Related Information	41
Non-GAAP Financial Measures	42
Glossary of Terms	43-47

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share and ratio data)

	QUARTERLY TRENDS									NINE MONTHS ENDED SEPTEMBER 30,
								3Q13 Change					2013 Change
SELECTED INCOME STATEMENT DATA	3Q13		2Q13		1Q13	4Q12	3Q12	2Q13	3Q12	2013		2012	2012
Reported Basis
Total net revenue	$23,117		$25,211		$25,122	$23,653	$25,146	(8)%	(8)%	$73,450		$73,378	-%
Total noninterest expense	23,626		15,866		15,423	16,047	15,371	49	54	54,915		48,682	13
Pre-provision profit/(loss)	(509)		9,345		9,699	7,606	9,775	NM	NM	18,535		24,696	(25)
Provision for credit losses	(543)		47		617	656	1,789	NM	NM	121		2,729	(96)
NET INCOME/(LOSS)	(380)		6,496		6,529	5,692	5,708	NM	NM	12,645		15,592	(19)

Managed Basis (a)
Total net revenue	23,880		25,958		25,848	24,378	25,863	(8)	(8)	75,686		75,512	-
Total noninterest expense	23,626		15,866		15,423	16,047	15,371	49	54	54,915		48,682	13
Pre-provision profit	254		10,092		10,425	8,331	10,492	(97)	(98)	20,771		26,830	(23)
Provision for credit losses	(543)		47		617	656	1,789	NM	NM	121		2,729	(96)
NET INCOME/(LOSS)	(380)		6,496		6,529	5,692	5,708	NM	NM	12,645		15,592	(19)

PER COMMON SHARE DATA
Net income/(loss): Basic	(0.17)		1.61		1.61	1.40	1.41	NM	NM	3.08		3.82	(19)
Diluted	(0.17)		1.60		1.59	1.39	1.40	NM	NM	3.05		3.81	(20)
Cash dividends declared	0.38		0.38	(h)	0.30	0.30	0.30	-	27	1.06	(h)	0.90	18
Book value	52.01		52.48		52.02	51.27	50.17	(1)	4	52.01		50.17	4
Tangible book value (b)	39.51		39.97		39.54	38.75	37.53	(1)	5	39.51		37.53	5

COMMON SHARES OUTSTANDING
Average: Basic	3,767.0		3,782.4		3,818.2	3,806.7	3,803.3	-	(1)	3,789.2		3,810.4	(1)
Diluted	3,767.0		3,814.3		3,847.0	3,820.9	3,813.9	(1)	(1)	3,820.9		3,822.6	-
Common shares at period-end	3,759.2		3,769.0		3,789.8	3,804.0	3,799.6	-	(1)	3,759.2		3,799.6	(1)
Closing share price (c)	$51.69		$52.79		$47.46	$43.97	$40.48	(2)	28	$51.69		$40.48	28
Market capitalization	194,312		198,966		179,863	167,260	153,806	(2)	26	194,312		153,806	26

FINANCIAL RATIOS (d)
Return on common equity ("ROE")	(1)%		13%		13%	11%	12%			8%		11%
Return on tangible common equity ("ROTCE") (b)	(2)		17		17	15	16			11		15
Return on assets	(0.06)		1.09		1.14	0.98	1.01			0.71		0.92
Return on risk-weighted assets (e)(f)	(0.11)	(i)	1.85		1.88	1.76	1.74			1.20	(i)	1.61

CAPITAL RATIOS (f)
Tier 1 capital ratio	11.7	(i)	11.6		11.6	12.6	11.9			11.7	(i)	11.9
Total capital ratio	14.3	(i)	14.1		14.1	15.3	14.7			14.3	(i)	14.7
Tier 1 common capital ratio (g)	10.5	(i)	10.4		10.2	11.0	10.4			10.5	(i)	10.4

(a)	For a further discussion of managed basis, see Reconciliation from Reported to Managed Summary on page 8.

(b)
Tangible book value per share and ROTCE are non-GAAP financial measures. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares. ROTCE measures the Firm's annualized earnings as a percentage of tangible common equity. For further discussion of these measures, see page 42.

(c)
Share price shown for JPMorgan Chase's common stock is from the New York Stock Exchange. JPMorgan Chase's common stock is also listed and traded on the London Stock Exchange and the Tokyo Stock Exchange.

(d)	Ratios are based upon annualized amounts.

(e)	Return on Basel I risk-weighted assets is the annualized earnings of the Firm divided by its average risk-weighted assets.

(f)
Basel 2.5 rules became effective for the Firm on January 1, 2013. The implementation of these rules in the first quarter of 2013 resulted in an increase of approximately $150 billion in risk-weighted assets compared with the Basel I rules. The implementation of these rules also resulted in decreases of the Firm’s Tier 1 capital, Total capital and Tier 1 common capital ratios by 140 basis points, 160 basis points and 120 basis points, respectively, at March 31, 2013. For further discussion of Basel 2.5, see Regulatory capital on pages 60-63 of JPMorgan Chase's 2Q13 Form 10-Q.

(g)
Basel I Tier 1 common capital ratio (“Tier 1 common ratio”) is Tier 1 common capital (“Tier 1 common”) divided by risk-weighted assets. The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. For further discussion of the Tier 1 common capital ratio, see page 42.

(h)	On May 21, 2013, the Board of Directors of JPMorgan Chase increased the Firm's quarterly common stock dividend from $0.30 to $0.38 per share.

(i)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$2,463,309	$2,439,494	$2,389,349	$2,359,141	$2,321,284	1%	6%	$2,463,309	$2,321,284	6%
Loans:
Consumer, excluding credit card loans	288,350	288,096	290,082	292,620	295,079	-	(2)	288,350	295,079	(2)
Credit card loans	123,982	124,288	121,865	127,993	124,537	-	-	123,982	124,537	-
Wholesale loans	316,347	313,202	316,939	313,183	302,331	1	5	316,347	302,331	5
Total Loans	728,679	725,586	728,886	733,796	721,947	-	1	728,679	721,947	1
Deposits	1,281,102	1,202,950	1,202,507	1,193,593	1,139,611	6	12	1,281,102	1,139,611	12
Common stockholders' equity	195,512	197,781	197,128	195,011	190,635	(1)	3	195,512	190,635	3
Total stockholders' equity	206,670	209,239	207,086	204,069	199,693	(1)	3	206,670	199,693	3

Loans-to-deposits ratio	57%	60%	61%	61%	63%			57%	63%

Headcount (a)	255,041	254,063	255,898	258,753	259,144	-	(2)	255,041	259,144	(2)

LINE OF BUSINESS NET INCOME/(LOSS) (b)
Consumer & Community Banking	$2,702	$3,089	$2,586	$1,989	$2,355	(13)	15	$8,377	$8,562	(2)
Corporate & Investment Bank	2,240	2,838	2,610	2,005	1,992	(21)	12	7,688	6,401	20
Commercial Banking	665	621	596	692	690	7	(4)	1,882	1,954	(4)
Asset Management	476	500	487	483	443	(5)	7	1,463	1,220	20
Corporate/Private Equity	(6,463)	(552)	250	523	228	NM	NM	(6,765)	(2,545)	(166)
NET INCOME/(LOSS)	$(380)	$6,496	$6,529	$5,692	$5,708	NM	NM	$12,645	$15,592	(19)

(a)
Effective January 1, 2013, interns are excluded from the firmwide and business segment headcount metrics reported on this page and throughout this Financial Supplement. Prior periods were revised to conform with this presentation.

(b)
In the second quarter of 2013, the 2012 net income/(loss) data of Consumer & Community Banking ("CCB") and Corporate/Private Equity were revised to reflect the transfer of certain technology and operations, as well as real estate-related functions and staff, from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10, Consumer & Business Banking on page 12 and Corporate/Private Equity on page 30.

JPMORGAN CHASE & CO.
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share and ratio data)

	QUARTERLY TRENDS								NINE MONTHS ENDED SEPTEMBER 30,
							3Q13 Change					2013 Change
REVENUE	3Q13		2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013		2012	2012
Investment banking fees	$1,507		$1,717	$1,445	$1,727	$1,443	(12)%	4%	$4,669		$4,081	14%
Principal transactions	2,662		3,760	3,761	1,194	2,047	(29)	30	10,183		4,342	135
Lending- and deposit-related fees	1,519		1,489	1,468	1,571	1,562	2	(3)	4,476		4,625	(3)
Asset management, administration and commissions	3,667		3,865	3,599	3,679	3,336	(5)	10	11,131		10,189	9
Securities gains	26		124	509	102	458	(79)	(94)	659		2,008	(67)
Mortgage fees and related income	841		1,823	1,452	2,035	2,377	(54)	(65)	4,116		6,652	(38)
Card income	1,518		1,503	1,419	1,502	1,428	1	6	4,440		4,156	7
Other income	602		226	536	721	1,519	166	(60)	1,364		3,537	(61)
Noninterest revenue	12,342		14,507	14,189	12,531	14,170	(15)	(13)	41,038		39,590	4
Interest income	13,162		13,145	13,427	13,634	13,629	-	(3)	39,734		42,429	(6)
Interest expense	2,387		2,441	2,494	2,512	2,653	(2)	(10)	7,322		8,641	(15)
Net interest income	10,775		10,704	10,933	11,122	10,976	1	(2)	32,412		33,788	(4)
TOTAL NET REVENUE	23,117		25,211	25,122	23,653	25,146	(8)	(8)	73,450		73,378	-

Provision for credit losses	(543)		47	617	656	1,789	NM	NM	121		2,729	(96)

NONINTEREST EXPENSE
Compensation expense	7,325		8,019	8,414	7,042	7,503	(9)	(2)	23,758		23,543	1
Occupancy expense	947		904	901	911	973	5	(3)	2,752		3,014	(9)
Technology, communications and equipment expense	1,356		1,361	1,332	1,359	1,312	-	3	4,049		3,865	5
Professional and outside services	1,897		1,901	1,734	2,018	1,759	-	8	5,532		5,411	2
Marketing	588		578	589	648	607	2	(3)	1,755		1,929	(9)
Other expense (a)	11,373		2,951	2,301	3,678	3,035	285	275	16,625		10,354	61
Amortization of intangibles	140		152	152	391	182	(8)	(23)	444		566	(22)
TOTAL NONINTEREST EXPENSE	23,626		15,866	15,423	16,047	15,371	49	54	54,915		48,682	13
Income before income tax expense	34		9,298	9,082	6,950	7,986	(100)	(100)	18,414		21,967	(16)
Income tax expense	414		2,802	2,553	1,258	2,278	(85)	(82)	5,769		6,375	(10)
NET INCOME/(LOSS)	$(380)		$6,496	$6,529	$5,692	$5,708	NM	NM	$12,645		$15,592	(19)

PER COMMON SHARE DATA
Basic earnings	$(0.17)		$1.61	$1.61	$1.40	$1.41	NM	NM	$3.08		$3.82	(19)
Diluted earnings	(0.17)		1.60	1.59	1.39	1.40	NM	NM	3.05		3.81	(20)

FINANCIAL RATIOS
Return on common equity (b)	(1)%		13%	13%	11%	12%			8%		11%
Return on tangible common equity (b)(c)	(2)		17	17	15	16			11		15
Return on assets (b)	(0.06)		1.09	1.14	0.98	1.01			0.71		0.92
Return on risk-weighted assets (b)(c)(d)	(0.11)	(e)	1.85	1.88	1.76	1.74			1.20	(e)	1.61
Effective income tax rate	NM		30	28	18	29			31		29
Overhead ratio	102		63	61	68	61			75		66

(a)
Included litigation expense of $9.3 billion, $0.7 billion, $0.3 billion, $1.2 billion and $0.8 billion for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $10.3 billion and $3.8 billion for the nine months ended September 30, 2013 and 2012, respectively.

(b)	Ratios are based upon annualized amounts.

(c)	For further discussion of ROTCE and return on Basel I risk-weighted assets, see pages 2 and 42.

(d)	In the first quarter of 2013, the Firm implemented Basel 2.5. For further information, see footnote (f) on page 2.

(e)	Estimated.

JPMORGAN CHASE & CO.
CONSOLIDATED BALANCE SHEETS
(in millions)
						Sep 30, 2013
						Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
	2013	2013	2013	2012	2012	2013	2012
ASSETS
Cash and due from banks	$30,664	$29,214	$45,524	$53,723	$53,343	5%	(43)%
Deposits with banks	371,445	311,318	257,635	121,814	104,344	19	256
Federal funds sold and securities purchased under
resale agreements	235,916	252,507	218,343	296,296	281,991	(7)	(16)
Securities borrowed	122,438	117,158	114,058	119,017	133,526	5	(8)
Trading assets:
Debt and equity instruments	316,560	327,719	360,382	375,045	367,090	(3)	(14)
Derivative receivables	66,788	73,751	70,609	74,983	79,963	(9)	(16)
Securities	356,556	354,725	365,744	371,152	365,901	1	(3)
Loans	728,679	725,586	728,886	733,796	721,947	-	1
Less: Allowance for loan losses	17,571	19,384	20,780	21,936	22,824	(9)	(23)
Loans, net of allowance for loan losses	711,108	706,202	708,106	711,860	699,123	1	2
Accrued interest and accounts receivable	66,269	81,562	74,208	60,933	62,989	(19)	5
Premises and equipment	14,876	14,574	14,541	14,519	14,271	2	4
Goodwill	48,100	48,057	48,067	48,175	48,178	-	-
Mortgage servicing rights	9,490	9,335	7,949	7,614	7,080	2	34
Other intangible assets	1,817	1,951	2,082	2,235	2,641	(7)	(31)
Other assets	111,282	111,421	102,101	101,775	100,844	-	10
TOTAL ASSETS	$2,463,309	$2,439,494	$2,389,349	$2,359,141	$2,321,284	1	6

LIABILITIES
Deposits	$1,281,102	$1,202,950	$1,202,507	$1,193,593	$1,139,611	6	12
Federal funds purchased and securities loaned or sold
under repurchase agreements	218,728	258,962	248,245	240,103	257,218	(16)	(15)
Commercial paper	53,741	56,631	58,835	55,367	55,474	(5)	(3)
Other borrowed funds	30,436	30,385	27,200	26,636	22,255	-	37
Trading liabilities:
Debt and equity instruments	87,334	84,208	63,737	61,262	71,471	4	22
Derivative payables	60,785	64,385	61,989	70,656	73,462	(6)	(17)
Accounts payable and other liabilities	212,283	211,432	193,089	195,240	203,042	-	5
Beneficial interests issued by consolidated VIEs	48,858	55,090	58,300	63,191	57,918	(11)	(16)
Long-term debt	263,372	266,212	268,361	249,024	241,140	(1)	9
TOTAL LIABILITIES	2,256,639	2,230,255	2,182,263	2,155,072	2,121,591	1	6

STOCKHOLDERS' EQUITY
Preferred stock	11,158	11,458	9,958	9,058	9,058	(3)	23
Common stock	4,105	4,105	4,105	4,105	4,105	-	-
Capital surplus	93,555	93,416	93,161	94,604	94,431	-	(1)
Retained earnings	112,135	114,216	109,402	104,223	99,888	(2)	12
Accumulated other comprehensive income	390	136	3,491	4,102	4,426	187	(91)
Shares held in RSU Trust, at cost	(21)	(21)	(21)	(21)	(38)	-	45
Treasury stock, at cost	(14,652)	(14,071)	(13,010)	(12,002)	(12,177)	(4)	(20)
TOTAL STOCKHOLDERS' EQUITY	206,670	209,239	207,086	204,069	199,693	(1)	3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,463,309	$2,439,494	$2,389,349	$2,359,141	$2,321,284	1	6

JPMORGAN CHASE & CO.
CONDENSED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(in millions, except rates)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
AVERAGE BALANCES	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
ASSETS
Deposits with banks	$321,271	$265,821	$156,988	$124,832	$126,605	21%	154%	$248,628	$116,325	114%
Federal funds sold and securities purchased under
resale agreements	229,730	231,972	231,421	252,529	233,576	(1)	(2)	231,035	235,393	(2)
Securities borrowed	119,950	115,194	120,337	128,329	134,980	4	(11)	118,492	132,493	(11)
Trading assets - debt instruments	212,228	240,952	250,502	244,346	228,120	(12)	(7)	234,420	230,826	2
Securities	351,648	359,108	368,673	365,883	351,733	(2)	-	359,748	362,341	(1)
Loans	723,538	727,499	725,124	725,610	723,077	(1)	-	725,381	721,301	1
Other assets (a)	39,048	39,920	43,039	33,004	31,689	(2)	23	40,655	32,954	23
Total interest-earning assets	1,997,413	1,980,466	1,896,084	1,874,533	1,829,780	1	9	1,958,359	1,831,633	7
Trading assets - equity instruments	103,347	116,333	120,192	119,598	103,279	(11)	-	113,229	113,607	-
Trading assets - derivative receivables	71,657	75,310	74,918	77,974	85,303	(5)	(16)	73,950	88,353	(16)
All other noninterest-earning assets	217,352	227,861	230,836	238,684	233,395	(5)	(7)	225,300	225,357	-
TOTAL ASSETS	$2,389,769	$2,399,970	$2,322,030	$2,310,789	$2,251,757	-	6	$2,370,838	$2,258,950	5
LIABILITIES
Interest-bearing deposits	$832,192	$810,096	$787,870	$758,645	$742,570	3	12	$810,215	$748,564	8
Federal funds purchased and securities loaned or
sold under repurchase agreements	231,938	264,240	250,827	260,415	251,071	(12)	(8)	248,932	244,582	2
Commercial paper	53,287	54,391	53,084	53,401	52,523	(2)	1	53,588	49,901	7
Trading liabilities - debt, short-term and other liabilities (b)	213,261	201,668	184,824	181,089	189,981	6	12	200,022	197,609	1
Beneficial interests issued by consolidated VIEs	52,522	56,742	60,341	58,973	56,609	(7)	(7)	56,506	60,657	(7)
Long-term debt	265,396	270,796	254,326	245,343	231,723	(2)	15	263,547	245,770	7
Total interest-bearing liabilities	1,648,596	1,657,933	1,591,272	1,557,866	1,524,477	(1)	8	1,632,810	1,547,083	6
Noninterest-bearing deposits	364,495	363,537	355,913	374,893	355,478	-	3	361,346	348,033	4
Trading liabilities - equity instruments	14,696	13,737	13,203	14,264	16,244	7	(10)	13,884	14,141	(2)
Trading liabilities - derivative payables	63,378	66,246	68,683	72,049	77,851	(4)	(19)	66,083	77,543	(15)
All other noninterest-bearing liabilities	89,419	90,139	88,618	90,684	82,839	(1)	8	89,396	82,398	8
TOTAL LIABILITIES	2,180,584	2,191,592	2,117,689	2,109,756	2,056,889	(1)	6	2,163,519	2,069,198	5
Preferred stock	11,953	11,095	9,608	9,058	8,278	8	44	10,894	7,961	37
Common stockholders' equity	197,232	197,283	194,733	191,975	186,590	-	6	196,425	181,791	8
TOTAL STOCKHOLDERS' EQUITY	209,185	208,378	204,341	201,033	194,868	-	7	207,319	189,752	9
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,389,769	$2,399,970	$2,322,030	$2,310,789	$2,251,757	-	6	$2,370,838	$2,258,950	5

AVERAGE RATES (c)
INTEREST-EARNING ASSETS
Deposits with banks	0.33%	0.34%	0.42%	0.43%	0.41%			0.35%	0.48%
Federal funds sold and securities purchased under
resale agreements	0.84	0.85	0.90	0.91	0.97			0.86	1.06
Securities borrowed (d)	(0.12)	(0.11)	(0.02)	(0.03)	(0.05)			(0.08)	0.01
Trading assets - debt instruments	3.78	3.69	3.72	3.81	3.81			3.73	4.02
Securities	2.40	2.10	2.19	2.04	2.11			2.23	2.38
Loans	4.57	4.62	4.78	4.83	4.98			4.66	5.02
Other assets (a)(e)	1.54	1.48	0.75	1.01	0.55			1.24	0.71
Total interest-earning assets	2.65	2.70	2.91	2.93	3.01			2.75	3.14

INTEREST-BEARING LIABILITIES
Interest-bearing deposits	0.25	0.27	0.28	0.30	0.34			0.26	0.37
Federal funds purchased and securities loaned or
sold under repurchase agreements	0.19	0.24	0.27	0.22	0.22			0.23	0.21
Commercial paper	0.21	0.21	0.20	0.19	0.19			0.21	0.17
Trading liabilities - debt, short-term and other liabilities (b)(d)	0.72	0.65	0.72	0.63	0.50			0.69	0.59
Beneficial interests issued by consolidated VIEs	0.85	0.89	0.90	0.98	1.09			0.88	1.11
Long-term debt	1.85	1.87	2.06	2.17	2.51			1.92	2.57
Total interest-bearing liabilities	0.57	0.59	0.64	0.64	0.69			0.60	0.75

INTEREST RATE SPREAD	2.08%	2.11%	2.27%	2.29%	2.32%			2.15%	2.39%
NET YIELD ON INTEREST-EARNING ASSETS	2.18%	2.20%	2.37%	2.40%	2.43%			2.25%	2.51%

(a)	Includes margin loans.

(b)	Includes brokerage customer payables.

(c)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(d)
Negative yield is the result of increased client-driven demand for certain securities combined with the impact of low interest rates; the offset of this matched book activity is reflected as lower net interest expense reported within trading liabilities - debt, short-term and other liabilities.

(e)
Effective April 1, 2013, the net results previously recorded in net interest income for the Firm's hedges of investments in non-U.S. subsidiaries have been reclassified to other income. The effect of this reclassification on the total interest-earning assets rate and net yield on interest-earning assets was not material; and therefore, prior period amounts have not been revised.

JPMORGAN CHASE & CO.
CORE NET INTEREST INCOME
(in millions, except rates)

In addition to reviewing JPMorgan Chase's net interest income on a managed basis, management also reviews core net interest income to assess the performance of its core lending, investing (including asset-liability management) and deposit-raising activities (which excludes the impact of Corporate & Investment Bank's ("CIB") market-based activities). The core data presented below are non-GAAP financial measures due to the exclusion of CIB's market-based net interest income and the related assets. Management believes this exclusion provides investors and analysts a more meaningful measure by which to analyze the non-market-related business trends of the Firm and provides a comparable measure to other financial institutions that are primarily focused on core lending, investing and deposit-raising activities. For a further discussion of these measures, see Explanation and Reconciliation of the Firm's Use of Non-GAAP Financial Measures on pages 76-77 of JPMorgan Chase's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report").

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
CORE NET INTEREST INCOME DATA (a)
Net interest income - managed basis (b)(c)	$10,956	$10,869	$11,095	$11,299	$11,176	1%	(2)%	$32,920	$34,354	(4)%
Less: Market-based net interest income	1,109	1,345	1,432	1,487	1,386	(18)	(20)	3,886	4,300	(10)
Core net interest income (b)	$9,847	$9,524	$9,663	$9,812	$9,790	3	1	$29,034	$30,054	(3)

Average interest-earning assets	$1,997,413	$1,980,466	$1,896,084	$1,874,533	$1,829,780	1	9	$1,958,359	$1,831,633	7
Less: Average market-based earning assets	493,780	512,631	508,941	503,825	497,469	(4)	(1)	505,062	497,832	1
Core average interest-earning assets	$1,503,633	$1,467,835	$1,387,143	$1,370,708	$1,332,311	2	13	$1,453,297	$1,333,801	9

Net interest yield on interest-earning assets -
managed basis	2.18%	2.20%	2.37%	2.40%	2.43%			2.25%	2.51%
Net interest yield on market-based activities	0.89	1.05	1.14	1.17	1.11			1.03	1.15
Core net interest yield on core average interest-earning assets	2.60	2.60	2.83	2.85	2.92			2.67	3.01

(a)
Includes core lending, investing and deposit-raising activities on a managed basis across the Firm's business segments and Corporate/Private Equity; excludes the market-based activities within the CIB.

(b)	Interest includes the effect of related hedging derivatives. Taxable-equivalent amounts are used where applicable.

(c)	For a reconciliation of net interest income on a reported and managed basis, see Reconciliation from Reported to Managed Summary on page 8.

JPMORGAN CHASE & CO.
RECONCILIATION FROM REPORTED TO MANAGED SUMMARY
(in millions, except ratios)
The Firm prepares its consolidated financial statements using accounting principles generally accepted in the U.S. ("U.S. GAAP"). That presentation, which is referred to as "reported” basis, provides the reader with an understanding of the Firm's results that can be tracked consistently from year to year and enables a comparison of the Firm's performance with other companies' U.S. GAAP financial statements. In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis, which is a non-GAAP financial measure. For additional information on managed basis, refer to the notes on Non-GAAP Financial Measures on page 42.
The following summary table provides a reconciliation from the Firm's reported U.S. GAAP results to managed basis.

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
OTHER INCOME
Other income - reported	$602	$226	$536	$721	$1,519	166%	(60)%	$1,364	$3,537	(61)%
Fully taxable-equivalent adjustments (a)	582	582	564	548	517	-	13	1,728	1,568	10
Other income - managed	$1,184	$808	$1,100	$1,269	$2,036	47	(42)	$3,092	$5,105	(39)

TOTAL NONINTEREST REVENUE
Total noninterest revenue - reported	$12,342	$14,507	$14,189	$12,531	$14,170	(15)	(13)	$41,038	$39,590	4
Fully taxable-equivalent adjustments (a)	582	582	564	548	517	-	13	1,728	1,568	10
Total noninterest revenue - managed	$12,924	$15,089	$14,753	$13,079	$14,687	(14)	(12)	$42,766	$41,158	4

NET INTEREST INCOME
Net interest income - reported	$10,775	$10,704	$10,933	$11,122	$10,976	1	(2)	$32,412	$33,788	(4)
Fully taxable-equivalent adjustments (a)	181	165	162	177	200	10	(10)	508	566	(10)
Net interest income - managed	$10,956	$10,869	$11,095	$11,299	$11,176	1	(2)	$32,920	$34,354	(4)

TOTAL NET REVENUE
Total net revenue - reported	$23,117	$25,211	$25,122	$23,653	$25,146	(8)	(8)	$73,450	$73,378	-
Fully taxable-equivalent adjustments (a)	763	747	726	725	717	2	6	2,236	2,134	5
Total net revenue - managed	$23,880	$25,958	$25,848	$24,378	$25,863	(8)	(8)	$75,686	$75,512	-

PRE-PROVISION PROFIT/(LOSS)
Pre-provision profit - reported	$(509)	$9,345	$9,699	$7,606	$9,775	NM	NM	$18,535	$24,696	(25)
Fully taxable-equivalent adjustments (a)	763	747	726	725	717	2	6	2,236	2,134	5
Pre-provision profit - managed	$254	$10,092	$10,425	$8,331	$10,492	(97)	(98)	$20,771	$26,830	(23)

INCOME BEFORE INCOME TAX EXPENSE
Income before income tax expense - reported	$34	$9,298	$9,082	$6,950	$7,986	(100)	(100)	$18,414	$21,967	(16)
Fully taxable-equivalent adjustments (a)	763	747	726	725	717	2	6	2,236	2,134	5
Income before income tax expense - managed	$797	$10,045	$9,808	$7,675	$8,703	(92)	(91)	$20,650	$24,101	(14)

INCOME TAX EXPENSE
Income tax expense - reported	$414	$2,802	$2,553	$1,258	$2,278	(85)	(82)	$5,769	$6,375	(10)
Fully taxable-equivalent adjustments (a)	763	747	726	725	717	2	6	2,236	2,134	5
Income tax expense - managed	$1,177	$3,549	$3,279	$1,983	$2,995	(67)	(61)	$8,005	$8,509	(6)

OVERHEAD RATIO
Overhead ratio - reported	102%	63%	61%	68%	61%			75%	66%
Overhead ratio - managed	99	61	60	66	59			73	64

(a)	Predominantly recognized in the Corporate & Investment Bank and Commercial Banking business segments and Corporate/Private Equity.

JPMORGAN CHASE & CO.
LINE OF BUSINESS FINANCIAL HIGHLIGHTS - MANAGED BASIS
(in millions)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
TOTAL NET REVENUE (fully taxable-equivalent ("FTE")) (a)
Consumer & Community Banking	$11,082	$12,015	$11,615	$12,362	$12,720	(8)%	(13)%	$34,712	$37,522	(7)%
Corporate & Investment Bank	8,189	9,876	10,140	7,642	8,360	(17)	(2)	28,205	26,684	6
Commercial Banking	1,725	1,728	1,673	1,745	1,732	-	-	5,126	5,080	1
Asset Management	2,763	2,725	2,653	2,753	2,459	1	12	8,141	7,193	13
Corporate/Private Equity	121	(386)	(233)	(124)	592	NM	(80)	(498)	(967)	49
TOTAL NET REVENUE	$23,880	$25,958	$25,848	$24,378	$25,863	(8)	(8)	$75,686	$75,512	-

TOTAL NONINTEREST EXPENSE (a)
Consumer & Community Banking	$6,867	$6,864	$6,790	$7,989	$6,956	-	(1)	$20,521	$20,838	(2)
Corporate & Investment Bank	4,999	5,742	6,111	4,996	5,350	(13)	(7)	16,852	16,854	-
Commercial Banking	661	652	644	599	601	1	10	1,957	1,790	9
Asset Management	2,003	1,892	1,876	1,943	1,731	6	16	5,771	5,161	12
Corporate/Private Equity	9,096	716	2	520	733	NM	NM	9,814	4,039	143
TOTAL NONINTEREST EXPENSE	$23,626	$15,866	$15,423	$16,047	$15,371	49	54	$54,915	$48,682	13

PRE-PROVISION PROFIT/(LOSS) (a)
Consumer & Community Banking	$4,215	$5,151	$4,825	$4,373	$5,764	(18)	(27)	$14,191	$16,684	(15)
Corporate & Investment Bank	3,190	4,134	4,029	2,646	3,010	(23)	6	11,353	9,830	15
Commercial Banking	1,064	1,076	1,029	1,146	1,131	(1)	(6)	3,169	3,290	(4)
Asset Management	760	833	777	810	728	(9)	4	2,370	2,032	17
Corporate/Private Equity	(8,975)	(1,102)	(235)	(644)	(141)	NM	NM	(10,312)	(5,006)	(106)
PRE-PROVISION PROFIT	$254	$10,092	$10,425	$8,331	$10,492	(97)	(98)	$20,771	$26,830	(23)

PROVISION FOR CREDIT LOSSES
Consumer & Community Banking	$(267)	$(19)	$549	$1,091	$1,862	NM	NM	$263	$2,683	(90)
Corporate & Investment Bank	(218)	(6)	11	(445)	(60)	NM	(263)	(213)	(34)	NM
Commercial Banking	(41)	44	39	(3)	(16)	NM	(156)	42	44	(5)
Asset Management	—	23	21	19	14	NM	NM	44	67	(34)
Corporate/Private Equity	(17)	5	(3)	(6)	(11)	NM	(55)	(15)	(31)	52
PROVISION FOR CREDIT LOSSES	$(543)	$47	$617	$656	$1,789	NM	NM	$121	$2,729	(96)

NET INCOME/(LOSS) (a)
Consumer & Community Banking	$2,702	$3,089	$2,586	$1,989	$2,355	(13)	15	$8,377	$8,562	(2)
Corporate & Investment Bank	2,240	2,838	2,610	2,005	1,992	(21)	12	7,688	6,401	20
Commercial Banking	665	621	596	692	690	7	(4)	1,882	1,954	(4)
Asset Management	476	500	487	483	443	(5)	7	1,463	1,220	20
Corporate/Private Equity	(6,463)	(552)	250	523	228	NM	NM	(6,765)	(2,545)	(166)
TOTAL NET INCOME/(LOSS)	$(380)	$6,496	$6,529	$5,692	$5,708	NM	NM	$12,645	$15,592	(19)

(a)
In the second quarter of 2013, the 2012 data for certain income statement line items were revised to reflect the transfer of certain functions and staff from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10, Consumer & Business Banking on page 12 and Corporate/Private Equity on page 30.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
INCOME STATEMENT (a)
REVENUE
Lending- and deposit-related fees	$780	$727	$723	$789	$797	7%	(2)%	$2,230	$2,332	(4)%
Asset management, administration and commissions	515	561	533	495	523	(8)	(2)	1,609	1,598	1
Mortgage fees and related income	839	1,819	1,450	2,031	2,376	(54)	(65)	4,108	6,649	(38)
Card income	1,460	1,445	1,362	1,448	1,376	1	6	4,267	3,998	7
All other income	367	369	338	350	353	(1)	4	1,074	1,123	(4)
Noninterest revenue	3,961	4,921	4,406	5,113	5,425	(20)	(27)	13,288	15,700	(15)
Net interest income	7,121	7,094	7,209	7,249	7,295	-	(2)	21,424	21,822	(2)
TOTAL NET REVENUE	11,082	12,015	11,615	12,362	12,720	(8)	(13)	34,712	37,522	(7)

Provision for credit losses	(267)	(19)	549	1,091	1,862	NM	NM	263	2,683	(90)

NONINTEREST EXPENSE
Compensation expense	2,949	2,966	3,006	2,852	2,947	(1)	-	8,921	8,780	2
Noncompensation expense	3,817	3,789	3,676	4,790	3,872	1	(1)	11,282	11,630	(3)
Amortization of intangibles	101	109	108	347	137	(7)	(26)	318	428	(26)
TOTAL NONINTEREST EXPENSE	6,867	6,864	6,790	7,989	6,956	-	(1)	20,521	20,838	(2)

Income before income tax expense	4,482	5,170	4,276	3,282	3,902	(13)	15	13,928	14,001	(1)
Income tax expense	1,780	2,081	1,690	1,293	1,547	(14)	15	5,551	5,439	2
NET INCOME	$2,702	$3,089	$2,586	$1,989	$2,355	(13)	15	$8,377	$8,562	(2)

FINANCIAL RATIOS
ROE	23%	27%	23%	18%	22%			24%	27%
Overhead ratio	62	57	58	65	55			59	56

SELECTED BALANCE SHEET DATA (period-end) (a)
Total assets	$451,166	$460,642	$458,902	$467,282	$463,602	(2)	(3)	$451,166	$463,602	(3)
Loans:
Loans retained	390,345	392,067	393,575	402,963	402,431	-	(3)	390,345	402,431	(3)
Loans held-for-sale and loans at fair value (b)	10,758	15,274	16,277	18,801	15,356	(30)	(30)	10,758	15,356	(30)
Total loans	401,103	407,341	409,852	421,764	417,787	(2)	(4)	401,103	417,787	(4)
Deposits	458,867	456,814	457,176	438,517	422,101	-	9	458,867	422,101	9
Equity	46,000	46,000	46,000	43,000	43,000	-	7	46,000	43,000	7

SELECTED BALANCE SHEET DATA (average) (a)
Total assets	$453,881	$457,644	$463,527	$462,690	$463,812	(1)	(2)	$458,315	$469,303	(2)
Loans:
Loans retained	390,865	392,935	397,118	400,798	404,772	(1)	(3)	393,616	411,165	(4)
Loans held-for-sale and loans at fair value (b)	14,127	18,199	21,181	19,104	17,988	(22)	(21)	17,810	17,637	1
Total loans	404,992	411,134	418,299	419,902	422,760	(1)	(4)	411,426	428,802	(4)
Deposits	456,940	453,586	441,335	426,038	416,686	1	10	450,677	409,889	10
Equity	46,000	46,000	46,000	43,000	43,000	-	7	46,000	43,000	7

Headcount (a)	156,064	157,886	161,123	164,391	165,179	(1)	(6)	156,064	165,179	(6)

(a)
In the second quarter of 2013, the 2012 data for certain income statement (predominantly net interest income, compensation and noncompensation expense) and balance sheet (predominantly total assets) line items, as well as headcount were revised to reflect the transfer of certain technology and operations, as well as real estate-related functions and staff, from Corporate/Private Equity to CCB, effective January 1, 2013.

(b)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs (a)	$1,330	$1,481	$1,699	$1,791	$2,817	(10)%	(53)%	$4,510	$7,489	(40)%
Nonaccrual loans:
Nonaccrual loans retained	8,029	8,540	8,996	9,114	9,398	(6)	(15)	8,029	9,398	(15)
Nonaccrual loans held-for-sale and loans
at fair value	40	41	42	39	89	(2)	(55)	40	89	(55)
Total nonaccrual loans (b)(c)(d)	8,069	8,581	9,038	9,153	9,487	(6)	(15)	8,069	9,487	(15)
Nonperforming assets (b)(c)(d)	8,713	9,212	9,708	9,830	10,185	(5)	(14)	8,713	10,185	(14)
Allowance for loan losses	13,500	15,095	16,599	17,752	18,454	(11)	(27)	13,500	18,454	(27)

Net charge-off rate (a)(e)	1.35%	1.51%	1.74%	1.78%	2.77%			1.53%	2.43%
Net charge-off rate, excluding purchased credit-impaired
("PCI") loans (a)(e)	1.57	1.77	2.04	2.09	3.27			1.79	2.88
Allowance for loan losses to period-end loans retained	3.46	3.85	4.22	4.41	4.59			3.46	4.59
Allowance for loan losses to period-end loans retained,
excluding PCI loans (f)	2.54	2.80	3.25	3.51	3.73			2.54	3.73
Allowance for loan losses to nonaccrual loans
retained, excluding credit card (b)(f)	55	58	65	72	77			55	77
Nonaccrual loans to total period-end loans, excluding
credit card	2.91	3.03	3.14	3.12	3.23			2.91	3.23
Nonaccrual loans to total period-end loans, excluding
credit card and PCI loans (b)	3.63	3.79	3.94	3.91	4.09			3.63	4.09

BUSINESS METRICS
Number of:
Branches	5,652	5,657	5,632	5,614	5,596	-	1	5,652	5,596	1
ATMs	19,171	19,075	18,830	18,699	18,485	1	4	19,171	18,485	4
Active online customers (in thousands)	32,916	32,245	32,281	31,114	30,765	2	7	32,916	30,765	7
Active mobile customers (in thousands)	14,993	14,013	13,263	12,359	11,573	7	30	14,993	11,573	30

(a)
Net charge-offs and the net charge-off rate for the three months ended September 30, 2012 included $880 million of charge-offs recorded in accordance with regulatory guidance requiring loans discharged under Chapter 7 bankruptcy and not reaffirmed by the borrower (“Chapter 7 loans”) to be charged off to the net realizable value of the collateral and to be considered nonaccrual, regardless of their delinquency status. Excluding these charge-offs, net charge-offs for the three months ended September 30, 2012 would have been $1.9 billion, and excluding these charge-offs and PCI loans for the same period, the net charge-off rate would have been 2.25%. For further information, see Consumer Credit Portfolio on pages 140-142 of JPMorgan Chase's 2012 Annual Report.

(b)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(c)	Certain mortgage loans originated with the intent to sell are classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

(d)
At September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $8.9 billion, $10.1 billion, $10.9 billion, $10.6 billion and $11.0 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.9 billion, $1.8 billion, $1.7 billion, $1.6 billion and $1.5 billion, respectively; and (3) student loans insured by U.S. government agencies under the Federal Family Education Loan Program (“FFELP”) of $456 million, $488 million, $523 million, $525 million and $536 million, respectively, that are 90 or more days past due. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(e)	Loans held-for-sale and loans accounted for at fair value were excluded when calculating the net charge-off rate.

(f)
The allowance for loan losses for PCI loans was $5.0 billion at September 30, 2013 and $5.7 billion at June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012; these amounts were also excluded from the applicable ratios.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
CONSUMER & BUSINESS BANKING (a)
Lending- and deposit-related fees	$770	$717	$711	$771	$785	7%	(2)%	$2,198	$2,297	(4)%
Asset management, administration and commissions	465	454	426	404	407	2	14	1,345	1,234	9
Card income	384	378	349	351	343	2	12	1,111	1,002	11
All other income	127	124	119	123	122	2	4	370	375	(1)
Noninterest revenue	1,746	1,673	1,605	1,649	1,657	4	5	5,024	4,908	2
Net interest income	2,684	2,614	2,572	2,615	2,665	3	1	7,870	7,979	(1)
Total net revenue	4,430	4,287	4,177	4,264	4,322	3	2	12,894	12,887	-
Provision for credit losses	104	74	61	110	107	41	(3)	239	201	19
Noninterest expense	3,050	3,042	3,041	2,947	2,913	-	5	9,133	8,543	7
Income before income tax expense	1,276	1,171	1,075	1,207	1,302	9	(2)	3,522	4,143	(15)
Net income	$762	$698	$641	$731	$778	9	(2)	$2,101	$2,472	(15)

ROE	27%	25%	24%	32%	34%			26%	37%
Overhead ratio	69	71	73	69	67			71	66
Overhead ratio, excluding core deposit intangibles (b)	68	70	72	68	66			70	65
Equity (period-end and average)	$11,000	$11,000	$11,000	$9,000	$9,000	-	22	$11,000	$9,000	22

BUSINESS METRICS
Business banking origination volume	$1,299	$1,317	$1,234	$1,530	$1,685	(1)	(23)	$3,850	$5,012	(23)
Period-end loans	19,029	18,950	18,739	18,883	18,568	-	2	19,029	18,568	2
Period-end deposits: (a)
Checking	180,858	179,801	180,326	170,354	159,560	1	13	180,858	159,560	13
Savings	234,315	228,879	227,162	216,422	208,272	2	13	234,315	208,272	13
Time and other	28,277	29,255	30,431	31,753	32,783	(3)	(14)	28,277	32,783	(14)
Total period-end deposits	443,450	437,935	437,919	418,529	400,615	1	11	443,450	400,615	11
Average loans	18,884	18,758	18,711	18,525	18,279	1	3	18,785	17,961	5
Average deposits: (a)
Checking	177,392	175,496	168,697	160,332	154,015	1	15	173,894	151,104	15
Savings	231,982	227,453	221,394	211,515	206,298	2	12	226,982	202,077	12
Time and other	28,728	29,840	31,029	32,232	33,472	(4)	(14)	29,856	34,890	(14)
Total average deposits	438,102	432,789	421,120	404,079	393,785	1	11	430,732	388,071	11
Deposit margin	2.32%	2.31%	2.36%	2.44%	2.56%			2.33%	2.62%
Average assets (a)	$37,308	$37,250	$36,302	$35,530	$34,128	-	9	$36,956	$34,062	8

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$100	$74	$61	$110	$107	35	(7)	$235	$301	(22)
Net charge-off rate	2.10%	1.58%	1.32%	2.36%	2.33%			1.67%	2.24%
Allowance for loan losses	$701	$697	$698	$698	$698	1	-	$701	$698	-
Nonperforming assets	419	461	465	488	532	(9)	(21)	419	532	(21)

RETAIL BRANCH BUSINESS METRICS
Investment sales volume	$8,172	$9,463	$9,220	$6,987	$6,280	(14)	30	$26,855	$19,049	41
Client investment assets	178,989	171,925	168,527	158,502	154,637	4	16	178,989	154,637	16
% managed accounts	34%	33%	31%	29%	28%			34%	28%
Number of:
Chase Private Client locations	1,948	1,691	1,392	1,218	960	15	103	1,948	960	103
Personal bankers	22,961	22,825	23,130	23,674	23,622	1	(3)	22,961	23,622	(3)
Sales specialists	6,269	6,326	6,102	6,076	6,205	(1)	1	6,269	6,205	1
Client advisors	3,028	3,024	2,998	2,963	3,034	-	-	3,028	3,034	-
Chase Private Clients	192,358	165,331	134,206	105,700	75,766	16	154	192,358	75,766	154
Accounts (in thousands) (c)	29,301	28,937	28,530	28,073	27,840	1	5	29,301	27,840	5

(a)
In the second quarter of 2013, the 2012 data for certain income statement and balance sheet line items were revised to reflect the transfer of certain functions and staff, as well as headcount, from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10.

(b)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")), a non-GAAP financial measure, to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years; this method would therefore result in an improving overhead ratio over time, all things remaining equal. This non-GAAP ratio excluded CBB's CDI amortization expense related to prior business combination transactions of $41 million, $41 million, $41 million, $48 million and $51 million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $123 million and $152 million for the nine months ended September 30, 2013 and 2012, respectively.

(c)	Includes checking accounts and Chase LiquidSM cards.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
MORTGAGE BANKING
Mortgage fees and related income	$839	$1,819	$1,450	$2,031	$2,376	(54)%	(65)%	$4,108	$6,649	(38)%
All other income	38	101	93	109	112	(62)	(66)	232	366	(37)
Noninterest revenue	877	1,920	1,543	2,140	2,488	(54)	(65)	4,340	7,015	(38)
Net interest income	1,143	1,138	1,175	1,150	1,187	-	(4)	3,456	3,658	(6)
Total net revenue	2,020	3,058	2,718	3,290	3,675	(34)	(45)	7,796	10,673	(27)
Provision for credit losses	(1,044)	(657)	(198)	(269)	524	(59)	NM	(1,899)	(221)	NM
Noninterest expense	1,900	1,834	1,806	2,871	2,123	4	(11)	5,540	6,250	(11)
Income before income tax expense	1,164	1,881	1,110	688	1,028	(38)	13	4,155	4,644	(11)
Net income	$705	$1,142	$673	$418	$623	(38)	13	$2,520	$2,923	(14)

ROE	14%	23%	14%	10%	14%			17%	22%
Overhead ratio	94	60	66	87	58			71	59
Equity (period-end and average)	$19,500	$19,500	$19,500	$17,500	$17,500	-	11	$19,500	$17,500	11

FUNCTIONAL RESULTS
Mortgage Production
Production revenue	$311	$1,064	$995	$1,407	$1,582	(71)	(80)	$2,370	$4,376	(46)
Production-related net interest & other income	273	222	223	205	196	23	39	718	582	23
Production-related revenue, excluding repurchase losses	584	1,286	1,218	1,612	1,778	(55)	(67)	3,088	4,958	(38)
Production expense (a)	669	720	710	876	678	(7)	(1)	2,099	1,871	12
Income, excluding repurchase losses	(85)	566	508	736	1,100	NM	NM	989	3,087	(68)
Repurchase losses	175	16	(81)	53	(13)	NM	NM	110	(325)	NM
Income before income tax expense	90	582	427	789	1,087	(85)	(92)	1,099	2,762	(60)

Mortgage Servicing
Loan servicing revenue	$817	$945	$936	$783	$946	(14)	(14)	$2,698	$2,989	(10)
Servicing-related net interest & other income	99	110	100	89	98	(10)	1	309	318	(3)
Servicing-related revenue	916	1,055	1,036	872	1,044	(13)	(12)	3,007	3,307	(9)
Changes in MSR asset fair value due to collection/realization
of expected cash flows	(284)	(285)	(258)	(254)	(290)	-	2	(827)	(968)	15
Default servicing expense	623	475	497	1,293	819	31	(24)	1,595	2,414	(34)
Core servicing expense	235	240	240	280	244	(2)	(4)	715	753	(5)
Income/(loss), excluding MSR risk management	(226)	55	41	(955)	(309)	NM	27	(130)	(828)	84
MSR risk management, including related net interest
income/(expense)	(180)	78	(142)	42	150	NM	NM	(244)	574	NM
Income/(loss) before income tax expense/(benefit)	(406)	133	(101)	(913)	(159)	NM	(155)	(374)	(254)	(47)

Real Estate Portfolios
Noninterest revenue	$(113)	$(34)	$(17)	$13	$9	(232)	NM	$(164)	$30	NM
Net interest income	922	942	962	952	997	(2)	(8)	2,826	3,097	(9)
Total net revenue	809	908	945	965	1,006	(11)	(20)	2,662	3,127	(15)
Provision for credit losses	(1,046)	(662)	(202)	(283)	520	(58)	NM	(1,910)	(226)	NM
Noninterest expense	375	404	363	436	386	(7)	(3)	1,142	1,217	(6)
Income before income tax expense	1,480	1,166	784	812	100	27	NM	3,430	2,136	61
Mortgage Banking income before income tax
expense	$1,164	$1,881	$1,110	$688	$1,028	(38)	13	$4,155	$4,644	(11)
Mortgage Banking net income	$705	$1,142	$673	$418	$623	(38)	13	$2,520	$2,923	(14)

Overhead ratios
Mortgage Production	88%	55%	62%	52%	38%			65%	40%
Mortgage Servicing	190	84	116	238	118			119	109
Real Estate Portfolios	46	44	38	45	38			43	39

(a)	Includes provision for credit losses associated with Mortgage Production.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
MORTGAGE BANKING (continued)
SUPPLEMENTAL MORTGAGE FEES AND RELATED
INCOME DETAILS
Net production revenue:
Production revenue	$311	$1,064	$995	$1,407	$1,582	(71)%	(80)%	$2,370	$4,376	(46)%
Repurchase losses	175	16	(81)	53	(13)	NM	NM	110	(325)	NM
Net production revenue	486	1,080	914	1,460	1,569	(55)	(69)	2,480	4,051	(39)
Net mortgage servicing revenue:
Operating revenue:
Loan servicing revenue	817	945	936	783	946	(14)	(14)	2,698	2,989	(10)
Changes in MSR asset fair value due to collection/
realization of expected cash flows	(284)	(285)	(258)	(254)	(290)	-	2	(827)	(968)	15
Total operating revenue	533	660	678	529	656	(19)	(19)	1,871	2,021	(7)
Risk management:
Changes in MSR asset fair value due to market interest
rates and other (a)	80	1,072	546	285	(323)	(93)	NM	1,698	(872)	NM
Other changes in MSR asset fair value due to other inputs
and assumptions in model (b)	(173)	(36)	(237)	(69)	(5)	(381)	NM	(446)	23	NM
Changes in derivative fair value and other	(87)	(957)	(451)	(174)	479	91	NM	(1,495)	1,426	NM
Total risk management	(180)	79	(142)	42	151	NM	NM	(243)	577	NM
Total net mortgage servicing revenue	353	739	536	571	807	(52)	(56)	1,628	2,598	(37)
Mortgage fees and related income	$839	$1,819	$1,450	$2,031	$2,376	(54)	(65)	$4,108	$6,649	(38)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
SELECTED BALANCE SHEET DATA
Period-end loans:
Prime mortgage, including option ARMs (c)	$15,571	$15,567	$17,257	$17,290	$17,153	-	(9)	$15,571	$17,153	(9)
Loans held-for-sale and loans at fair value (d)	10,447	15,274	16,277	18,801	15,250	(32)	(31)	10,447	15,250	(31)
Average loans:
Prime mortgage, including option ARMs (c)	15,878	16,933	17,554	17,243	17,381	(6)	(9)	16,782	17,366	(3)
Loans held-for-sale and loans at fair value (d)	14,060	18,199	21,181	19,076	17,879	(23)	(21)	17,787	17,068	4
Average assets	54,870	59,880	64,218	60,179	59,769	(8)	(8)	59,622	59,722	-
Repurchase liability (period-end)	1,945	2,245	2,430	2,530	2,779	(13)	(30)	1,945	2,779	(30)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Prime mortgage, including option ARMs	$2	$5	$4	$14	$4	(60)	(50)	$11	$5	120
Net charge-off rate:
Prime mortgage, including option ARMs	0.05%	0.12%	0.09%	0.32%	0.09%			0.09%	0.04%
30+ day delinquency rate (e)	3.16	3.46	3.04	3.05	3.10			3.16	3.10
Nonperforming assets (f)	$670	$707	$643	$638	$700	(5)	(4)	$670	$700	(4)
BUSINESS METRICS (in billions)
Mortgage origination volume by channel
Retail	$17.7	$23.3	$26.2	$26.4	$25.5	(24)	(31)	$67.2	$75.0	(10)
Wholesale (g)	—	0.1	0.1	0.1	—	NM	-	0.2	0.2	-
Correspondent (g)	22.8	25.6	26.4	24.7	21.8	(11)	5	74.8	54.4	38
Total mortgage origination volume (h)	$40.5	$49.0	$52.7	$51.2	$47.3	(17)	(14)	$142.2	$129.6	10
Mortgage application volume by channel
Retail	$20.7	$36.8	$34.7	$36.7	$44.7	(44)	(54)	$92.2	$127.8	(28)
Wholesale (g)	—	—	0.2	0.2	0.2	-	NM	0.2	0.5	(60)
Correspondent (g)	19.7	28.2	25.6	28.8	28.3	(30)	(30)	73.5	71.7	3
Total mortgage application volume	$40.4	$65.0	$60.5	$65.7	$73.2	(38)	(45)	$165.9	$200.0	(17)

(a)	Represents both the impact of changes in estimated future prepayments due to changes in market interest rates, and the difference between actual and expected prepayments.

(b)
Represents the aggregate impact of changes in model inputs and assumptions such as projected cash flows (e.g., cost to service), discount rates and changes in prepayments other than those attributable to changes in market interest rates (e.g., changes in prepayments due to changes in home prices).

(c)	Predominantly represents prime mortgage loans repurchased from Government National Mortgage Association (“Ginnie Mae”) pools, which are insured by U.S. government agencies.

(d)
Predominantly consists of prime mortgages originated with the intent to sell that are accounted for at fair value and classified as trading assets on the Consolidated Balance Sheets and Condensed Average Balance Sheets.

(e)
At September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, excluded mortgage loans insured by U.S. government agencies of $10.0 billion,$11.2 billion, $11.9 billion, $11.8 billion and $12.1 billion, respectively, that are 30 or more days past due. These amounts were excluded as reimbursement of insured amounts is proceeding normally.

(f)
At September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $8.9 billion, $10.1 billion, $10.9 billion, $10.6 billion and $11.0 billion, respectively, that are 90 or more days past due; and (2) real estate owned insured by U.S. government agencies of $1.9 billion, $1.8 billion, $1.7 billion, $1.6 billion and $1.5 billion, respectively. These amounts were excluded from nonaccrual loans as reimbursement of insured amounts is proceeding normally.

(g)
Includes rural housing loans sourced through brokers and correspondents, which are underwritten and closed with pre-funding loan approval from the U.S. Department of Agriculture Rural Development, which acts as the guarantor in the transaction.

(h)
Firmwide mortgage origination volume was $44.2 billion, $52.0 billion, $55.1 billion, $53.7 billion and $49.6 billion for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $151.3 billion and $136.1 billion for the nine months ended September 30, 2013 and 2012, respectively.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS												NINE MONTHS ENDED SEPTEMBER 30,
											3Q13 Change						2013 Change
	3Q13		2Q13		1Q13		4Q12		3Q12		2Q13	3Q12	2013		2012		2012
MORTGAGE BANKING (continued)

MORTGAGE PRODUCTION AND MORTGAGE SERVICING
(continued)
BUSINESS METRICS (in billions)(continued)
Third-party mortgage loans serviced (period-end)	$831.1		$832.0		$849.2		$859.4		$811.4		-%	2%	$831.1		$811.4		2%
Third-party mortgage loans serviced (average)	831.5		840.6		854.3		803.8		825.7		(1)	1	842.0		861.5		(2)
MSR carrying value (period-end)	9.5		9.3		7.9		7.6		7.1		2	34	9.5		7.1		34
Ratio of MSR carrying value (period-end) to third-party mortgage
loans serviced (period-end)	1.14%		1.12%		0.93%		0.88%		0.88%				1.14%		0.88%
Ratio of annualized loan servicing-related revenue to third-party
mortgage loans serviced (average)	0.38		0.41		0.42		0.45		0.46				0.40		0.46
MSR revenue multiple (a)	3.00	x	2.73	x	2.21	x	1.96	x	1.91	x			2.85	x	1.91	x

REAL ESTATE PORTFOLIOS
BUSINESS METRICS
Loans, excluding PCI loans
Period-end loans owned:
Home equity	$59,825		$62,326		$64,798		$67,385		$69,686		(4)	(14)	$59,825		$69,686		(14)
Prime mortgage, including option ARMs	47,958		44,003		41,997		41,316		41,404		9	16	47,958		41,404		16
Subprime mortgage	7,376		7,703		8,003		8,255		8,552		(4)	(14)	7,376		8,552		(14)
Other	568		589		604		633		653		(4)	(13)	568		653		(13)
Total period-end loans owned	$115,727		$114,621		$115,402		$117,589		$120,295		1	(4)	$115,727		$120,295		(4)
Average loans owned:
Home equity	$61,005		$63,593		$66,133		$68,466		$71,620		(4)	(15)	$63,558		$74,087		(14)
Prime mortgage, including option ARMs	46,177		43,007		41,808		41,393		41,628		7	11	43,680		42,620		2
Subprime mortgage	7,529		7,840		8,140		8,413		8,774		(4)	(14)	7,834		9,126		(14)
Other	579		597		619		643		665		(3)	(13)	598		686		(13)
Total average loans owned	$115,290		$115,037		$116,700		$118,915		$122,687		-	(6)	$115,670		$126,519		(9)

PCI loans
Period-end loans owned:
Home equity	$19,411		$19,992		$20,525		$20,971		$21,432		(3)	(9)	$19,411		$21,432		(9)
Prime mortgage	12,487		12,976		13,366		13,674		14,038		(4)	(11)	12,487		14,038		(11)
Subprime mortgage	4,297		4,448		4,561		4,626		4,702		(3)	(9)	4,297		4,702		(9)
Option ARMs	18,564		19,320		19,985		20,466		21,024		(4)	(12)	18,564		21,024		(12)
Total period-end loans owned	$54,759		$56,736		$58,437		$59,737		$61,196		(3)	(11)	$54,759		$61,196		(11)
Average loans owned:
Home equity	$19,677		$20,245		$20,745		$21,184		$21,620		(3)	(9)	$20,218		$22,060		(8)
Prime mortgage	12,705		13,152		13,524		13,860		14,185		(3)	(10)	13,124		14,582		(10)
Subprime mortgage	4,357		4,488		4,589		4,654		4,717		(3)	(8)	4,478		4,818		(7)
Option ARMs	18,890		19,618		20,227		20,738		21,237		(4)	(11)	19,573		21,816		(10)
Total average loans owned	$55,629		$57,503		$59,085		$60,436		$61,759		(3)	(10)	$57,393		$63,276		(9)

Total Real Estate Portfolios
Period-end loans owned:
Home equity	$79,236		$82,318		$85,323		$88,356		$91,118		(4)	(13)	$79,236		$91,118		(13)
Prime mortgage, including option ARMs	79,009		76,299		75,348		75,456		76,466		4	3	79,009		76,466		3
Subprime mortgage	11,673		12,151		12,564		12,881		13,254		(4)	(12)	11,673		13,254		(12)
Other	568		589		604		633		653		(4)	(13)	568		653		(13)
Total period-end loans owned	$170,486		$171,357		$173,839		$177,326		$181,491		(1)	(6)	$170,486		$181,491		(6)
Average loans owned:
Home equity	$80,682		$83,838		$86,878		$89,650		$93,240		(4)	(13)	$83,776		$96,147		(13)
Prime mortgage, including option ARMs	77,772		75,777		75,559		75,991		77,050		3	1	76,377		79,018		(3)
Subprime mortgage	11,886		12,328		12,729		13,067		13,491		(4)	(12)	12,312		13,944		(12)
Other	579		597		619		643		665		(3)	(13)	598		686		(13)
Total average loans owned	$170,919		$172,540		$175,785		$179,351		$184,446		(1)	(7)	$173,063		$189,795		(9)
Average assets	163,001		163,593		166,373		169,375		173,613		-	(6)	164,310		177,840		(8)
Home equity origination volume	580		499		402		373		375		16	55	1,481		1,047		41

(a)
Represents the ratio of MSR carrying value (period-end) to third-party mortgage loans serviced (period-end) divided by the ratio of annualized loan servicing-related revenue to third-party mortgage loans serviced (average).

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
MORTGAGE BANKING (continued)

REAL ESTATE PORTFOLIOS (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries), excluding PCI loans (a)
Home equity	$218	$236	$333	$257	$1,120	(8)%	(81)%	$787	$2,128	(63)%
Prime mortgage, including option ARMs	(11)	16	44	66	143	NM	NM	49	388	(87)
Subprime mortgage	(4)	33	67	92	152	NM	NM	96	394	(76)
Other	1	3	4	2	5	(67)	(80)	8	14	(43)
Total net charge-offs/(recoveries), excluding PCI loans	$204	$288	$448	$417	$1,420	(29)	(86)	$940	$2,924	(68)
Net charge-off/(recovery) rate, excluding PCI loans (a)
Home equity	1.42%	1.49%	2.04%	1.49%	6.22%			1.66%	3.84%
Prime mortgage, including option ARMs	(0.09)	0.15	0.43	0.63	1.37			0.15	1.22
Subprime mortgage	(0.21)	1.69	3.34	4.35	6.89			1.64	5.77
Other	0.69	2.02	2.62	1.24	2.99			1.79	2.73
Total net charge-off/(recovery) rate, excluding PCI loans	0.70	1.00	1.56	1.40	4.60			1.09	3.09
Net charge-off/(recovery) rate - reported (a)
Home equity	1.07%	1.13%	1.55%	1.14%	4.78%			1.26%	2.96%
Prime mortgage, including option ARMs	(0.06)	0.08	0.24	0.35	0.74			0.09	0.66
Subprime mortgage	(0.13)	1.07	2.13	2.80	4.48			1.04	3.77
Other	0.69	2.02	2.62	1.24	2.99			1.79	2.73
Total net charge-off/(recovery) rate - reported	0.47	0.67	1.03	0.92	3.06			0.73	2.06

30+ day delinquency rate, excluding PCI loans (b)	3.81%	4.17%	4.61%	5.03%	5.12%			3.81%	5.12%
Allowance for loan losses, excluding PCI loans	$2,768	$3,268	$4,218	$4,868	$5,568	(15)	(50)	$2,768	$5,568	(50)
Allowance for PCI loans	4,961	5,711	5,711	5,711	5,711	(13)	(13)	4,961	5,711	(13)
Allowance for loan losses	$7,729	$8,979	$9,929	$10,579	$11,279	(14)	(31)	$7,729	$11,279	(31)
Nonperforming assets (c)	7,385	7,801	8,349	8,439	8,669	(5)	(15)	7,385	8,669	(15)
Allowance for loan losses to period-end loans retained	4.53%	5.24%	5.71%	5.97%	6.21%			4.53%	6.21%
Allowance for loan losses to period-end loans retained,
excluding PCI loans	2.39	2.85	3.66	4.14	4.63			2.39	4.63

(a)
Net charge-offs and net charge-off rates for the three months ended September 30, 2012 included $825 million of charge-offs of Chapter 7 loans. Excluding these charges-offs, net charge-offs for the three months ended September 30, 2012 would have been $402 million, $97 million and $91 million for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. Net charge-off rates for the same period, excluding these charge-offs and PCI loans, would have been 2.23%, 0.93% and 4.13% for the home equity, prime mortgage, including option ARMs, and subprime mortgage portfolios, respectively. For further information, see Consumer Credit Portfolio on pages 140-142 of JPMorgan Chase's 2012 Annual Report.

(b)	The 30+ day delinquency rate for PCI loans was 16.19%, 17.92%, 19.26%, 20.14% and 20.65% at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

(c)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
CARD, MERCHANT SERVICES & AUTO
Card income	$1,075	$1,067	$1,013	$1,097	$1,032	1%	4%	$3,155	$2,995	5%
All other income	263	261	245	227	248	1	6	769	782	(2)
Noninterest revenue	1,338	1,328	1,258	1,324	1,280	1	5	3,924	3,777	4
Net interest income	3,294	3,342	3,462	3,484	3,443	(1)	(4)	10,098	10,185	(1)
Total net revenue	4,632	4,670	4,720	4,808	4,723	(1)	(2)	14,022	13,962	-
Provision for credit losses	673	564	686	1,250	1,231	19	(45)	1,923	2,703	(29)
Noninterest expense	1,917	1,988	1,943	2,171	1,920	(4)	-	5,848	6,045	(3)
Income before income tax expense	2,042	2,118	2,091	1,387	1,572	(4)	30	6,251	5,214	20
Net income	$1,235	$1,249	$1,272	$840	$954	(1)	29	$3,756	$3,167	19

ROE	32%	32%	33%	20%	23%			32%	26%
Overhead ratio	41	43	41	45	41			42	43
Equity (period-end and average)	$15,500	$15,500	$15,500	$16,500	$16,500	-	(6)	$15,500	$16,500	(6)

SELECTED BALANCE SHEET DATA (period-end)
Loans:
Credit Card	$123,982	$124,288	$121,865	$127,993	$124,537	-	-	$123,982	$124,537	-
Auto	50,810	50,865	50,552	49,913	48,920	-	4	50,810	48,920	4
Student	10,777	11,040	11,323	11,558	11,868	(2)	(9)	10,777	11,868	(9)
Total loans	$185,569	$186,193	$183,740	$189,464	$185,325	-	-	$185,569	$185,325	-

SELECTED BALANCE SHEET DATA (average)
Total assets	$198,702	$196,921	$196,634	$197,606	$196,302	1	1	$197,427	$197,679	-
Loans:
Credit Card	123,912	122,855	123,564	124,729	124,339	1	-	123,445	125,712	(2)
Auto	50,432	50,677	50,045	49,268	48,399	-	4	50,386	48,126	5
Student	10,907	11,172	11,459	11,710	12,037	(2)	(9)	11,178	12,774	(12)
Total loans	$185,251	$184,704	$185,068	$185,707	$184,775	-	-	$185,009	$186,612	(1)

BUSINESS METRICS
Credit Card, excluding Commercial Card
Sales volume (in billions)	$107.0	$105.2	$94.7	$101.6	$96.6	2	11	$306.9	$279.5	10
New accounts opened	1.7	1.5	1.7	1.8	1.6	13	6	4.9	4.9	-
Open accounts	65.0	64.8	64.7	64.5	63.9	-	2	65.0	63.9	2
Accounts with sales activity	30.0	30.0	29.4	30.6	29.1	-	3	30.0	29.1	3
% of accounts acquired online	53%	53%	52%	58%	52%			53%	49%

Merchant Services (Chase Paymentech Solutions)
Merchant processing volume (in billions)	$185.9	$185.0	$175.8	$178.6	$163.6	-	14	$546.7	$476.6	15
Total transactions (in billions)	8.9	8.8	8.3	8.2	7.4	1	20	26.0	21.3	22

Auto & Student
Origination volume (in billions)
Auto	$6.4	$6.8	$6.5	$5.5	$6.3	(6)	2	$19.7	$17.9	10
Student	—	—	0.1	—	0.1	-	NM	0.1	0.2	(50)

JPMORGAN CHASE & CO.
CONSUMER & COMMUNITY BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
CARD, MERCHANT SERVICES & AUTO (continued)
CREDIT DATA AND QUALITY STATISTICS
Net charge-offs:
Credit Card	$892	$1,014	$1,082	$1,097	$1,116	(12)%	(20)%	$2,988	$3,847	(22)%
Auto (a)	44	23	40	44	90	91	(51)	107	144	(26)
Student	88	77	64	109	80	14	10	229	268	(15)
Total net charge-offs	1,024	1,114	1,186	1,250	1,286	(8)	(20)	3,324	4,259	(22)
Net charge-off rate:
Credit Card (b)	2.86%	3.31%	3.55%	3.50%	3.57%			3.24%	4.11%
Auto (a)	0.35	0.18	0.32	0.36	0.74			0.28	0.40
Student	3.20	2.76	2.27	3.70	2.64			2.74	2.80
Total net charge-off rate	2.19	2.42	2.60	2.68	2.77			2.40	3.06

Delinquency rates
30+ day delinquency rate:
Credit Card (c)	1.69	1.69	1.94	2.10	2.15			1.69	2.15
Auto	0.93	0.95	0.92	1.25	1.11			0.93	1.11
Student (d)	2.60	2.23	2.06	2.13	2.38			2.60	2.38
Total 30+ day delinquency rate	1.53	1.52	1.67	1.87	1.89			1.53	1.89
90+ day delinquency rate - Credit Card (c)	0.79	0.82	0.97	1.02	0.99			0.79	0.99

Nonperforming assets (e)	$239	$243	$251	$265	$284	(2)	(16)	$239	$284	(16)
Allowance for loan losses:
Credit Card	4,097	4,445	4,998	5,501	5,503	(8)	(26)	4,097	5,503	(26)
Auto & Student	953	954	954	954	954	-	-	953	954	-
Total allowance for loan losses	5,050	5,399	5,952	6,455	6,457	(6)	(22)	5,050	6,457	(22)
Allowance for loan losses to period-end loans:
Credit Card (c)	3.31%	3.58%	4.10%	4.30%	4.42%			3.31%	4.42%
Auto & Student	1.55	1.54	1.54	1.55	1.57			1.55	1.57
Total allowance for loan losses to period-end loans	2.73	2.90	3.24	3.41	3.49			2.73	3.49

CARD SERVICES SUPPLEMENTAL INFORMATION
Noninterest revenue	$994	$994	$938	$1,014	$971	-	2	$2,926	$2,873	2
Net interest income	2,824	2,863	2,970	3,005	2,923	(1)	(3)	8,657	8,606	1
Total net revenue	3,818	3,857	3,908	4,019	3,894	(1)	(2)	11,583	11,479	1
Provision for credit losses	542	464	582	1,097	1,116	17	(51)	1,588	2,347	(32)
Noninterest expense	1,458	1,537	1,501	1,710	1,517	(5)	(4)	4,496	4,856	(7)
Income before income tax expense	1,818	1,856	1,825	1,212	1,261	(2)	44	5,499	4,276	29
Net income	$1,102	$1,093	$1,113	$736	$769	1	43	$3,308	$2,608	27

Percentage of average loans:
Noninterest revenue	3.18%	3.25%	3.08%	3.23%	3.11%			3.17%	3.05%
Net interest income	9.04	9.35	9.75	9.58	9.35			9.38	9.14
Total net revenue	12.22	12.59	12.83	12.82	12.46			12.55	12.20

(a)
Net charge-offs and net charge-off rate for the three months ended September 30, 2012 included $55 million of charge-offs of Chapter 7 loans. Excluding these incremental charge-offs, net charge-offs for the three months ended September 30, 2012 would have been $35 million, and the net charge-off rate for the same period would have been 0.29%.

(b)
Average credit card loans included loans held-for-sale of $67 million, $28 million and $109 million for the three months ended September 30, 2013, December 31, 2012 and September 30, 2012, respectively, and $23 million and $569 million for the nine months ended September 30, 2013 and September 30, 2012, respectively. These amounts are excluded when calculating the net charge-off rate. There were no loans held-for-sale for the three months ended June 30, 2013 and March 31, 2013.

(c)
Period-end credit card loans included loans held-for-sale of $310 million and $106 million at September 30, 2013 and September 30, 2012, respectively. These amounts are excluded when calculating delinquency rates and the allowance for loan losses to period-end loans. There were no loans held-for-sale at June 30, 2013, March 31, 2013 and December 31, 2012.

(d)
Excluded student loans insured by U.S. government agencies under the FFELP of $769 million, $812 million, $881 million, $894 million and $910 million at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, that are 30 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

(e)
Nonperforming assets excluded student loans insured by U.S. government agencies under the FFELP of $456 million, $488 million, $523 million, $525 million and $536 million at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Investment banking fees	$1,510	$1,717	$1,433	$1,720	$1,429	(12)%	6%	$4,660	$4,049	15%
Principal transactions (a)	2,202	3,288	3,961	966	2,263	(33)	(3)	9,451	8,544	11
Lending- and deposit-related fees	471	486	473	499	486	(3)	(3)	1,430	1,449	(1)
Asset management, administration and commissions	1,128	1,289	1,167	1,163	1,104	(12)	2	3,584	3,530	2
All other income	392	391	323	435	290	-	35	1,106	749	48
Noninterest revenue	5,703	7,171	7,357	4,783	5,572	(20)	2	20,231	18,321	10
Net interest income	2,486	2,705	2,783	2,859	2,788	(8)	(11)	7,974	8,363	(5)
TOTAL NET REVENUE (b)	8,189	9,876	10,140	7,642	8,360	(17)	(2)	28,205	26,684	6

Provision for credit losses	(218)	(6)	11	(445)	(60)	NM	(263)	(213)	(34)	NM

NONINTEREST EXPENSE
Compensation expense	2,330	2,988	3,376	2,217	2,755	(22)	(15)	8,694	9,096	(4)
Noncompensation expense	2,669	2,754	2,735	2,779	2,595	(3)	3	8,158	7,758	5
TOTAL NONINTEREST EXPENSE	4,999	5,742	6,111	4,996	5,350	(13)	(7)	16,852	16,854	-

Income before income tax expense	3,408	4,140	4,018	3,091	3,070	(18)	11	11,566	9,864	17
Income tax expense	1,168	1,302	1,408	1,086	1,078	(10)	8	3,878	3,463	12
NET INCOME	$2,240	$2,838	$2,610	$2,005	$1,992	(21)	12	$7,688	$6,401	20

FINANCIAL RATIOS
ROE (c)	16%	20%	19%	17%	17%			18%	18%
Overhead ratio	61	58	60	65	64			60	63
Compensation expense as a percent of total net revenue (d)	28	30	33	29	33			31	34

REVENUE BY BUSINESS
Advisory	$322	$304	$255	$465	$389	6	(17)	$881	$1,026	(14)
Equity underwriting	333	457	273	265	235	(27)	42	1,063	761	40
Debt underwriting	855	956	905	990	805	(11)	6	2,716	2,262	20
Total investment banking fees	1,510	1,717	1,433	1,720	1,429	(12)	6	4,660	4,049	15
Treasury Services	1,053	1,051	1,044	1,059	1,064	-	(1)	3,148	3,190	(1)
Lending	351	373	498	382	357	(6)	(2)	1,222	949	29
Total Banking	2,914	3,141	2,975	3,161	2,850	(7)	2	9,030	8,188	10
Fixed Income Markets (e)	3,439	4,078	4,752	3,177	3,726	(16)	(8)	12,269	12,235	-
Equity Markets	1,249	1,296	1,340	895	1,044	(4)	20	3,885	3,511	11
Securities Services	996	1,087	974	995	965	(8)	3	3,057	3,005	2
Credit Adjustments & Other (a)(f)	(409)	274	99	(586)	(225)	NM	(82)	(36)	(255)	86
Total Markets & Investor Services	5,275	6,735	7,165	4,481	5,510	(22)	(4)	19,175	18,496	4
TOTAL NET REVENUE	$8,189	$9,876	$10,140	$7,642	$8,360	(17)	(2)	$28,205	$26,684	6

(a)
Included debit valuation adjustments (“DVA”) on structured notes and derivative liabilities measured at fair value. DVA gains/(losses) were ($397) million, $355 million, $126 million, ($567) million and ($211) million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $84 million and ($363) million for the nine months ended September 30, 2013 and 2012, respectively.

(b)
Included tax-equivalent adjustments, predominantly due to income tax credits related to affordable housing and alternative energy investments, as well as tax-exempt income from municipal bond investments of $537 million, $550 million, $529 million, $533 million and $492 million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $1.6 billion and $1.5 billion for the nine months ended September 30, 2013 and 2012, respectively.

(c)
Return on equity excluding DVA, a non-GAAP financial measure, was 17%, 19%, 18%, 20% and 18% for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and 18% and 19% for the nine months ended September 30, 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(d)
Compensation expense as a percentage of total net revenue excluding DVA, a non-GAAP financial measure, was 27%, 31%, 34%, 27% and 32% for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and 31% and 34% for the nine months ended September 30, 2013 and 2012, respectively. For additional information on this measure, see non-GAAP financial measures on page 42.

(e)	Includes results of the synthetic credit portfolio that was transferred from the Chief Investment Office ("CIO") effective July 2, 2012.

(f)
Primarily includes credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; DVA on structured notes and derivative liabilities; and nonperforming derivative receivable results.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio and headcount data)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Assets	$867,474	$873,527	$872,259	$876,107	$904,090	(1)%	(4)%	$867,474	$904,090	(4)%
Loans:
Loans retained (a)	104,269	106,248	112,005	109,501	107,903	(2)	(3)	104,269	107,903	(3)
Loans held-for-sale and loans at fair value	3,687	4,564	5,506	5,749	3,899	(19)	(5)	3,687	3,899	(5)
Total loans	107,956	110,812	117,511	115,250	111,802	(3)	(3)	107,956	111,802	(3)
Equity	56,500	56,500	56,500	47,500	47,500	-	19	56,500	47,500	19

SELECTED BALANCE SHEET DATA (average)
Assets	$838,158	$878,801	$870,467	$863,890	$841,678	(5)	-	$862,357	$851,574	1
Trading assets - debt and equity instruments	300,135	336,118	342,323	333,764	296,811	(11)	1	326,037	305,953	7
Trading assets - derivative receivables	70,814	72,036	71,111	73,519	74,812	(2)	(5)	71,319	75,329	(5)
Loans:
Loans retained (a)	103,179	107,654	106,793	109,037	111,263	(4)	(7)	105,862	110,457	(4)
Loans held-for-sale and loans at fair value	5,113	5,950	5,254	5,065	2,809	(14)	82	5,438	2,977	83
Total loans	108,292	113,604	112,047	114,102	114,072	(5)	(5)	111,300	113,434	(2)

Equity	56,500	56,500	56,500	47,500	47,500	-	19	56,500	47,500	19

Headcount	52,445	51,771	51,634	52,022	52,226	1	-	52,445	52,226	-

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$(4)	$(82)	$19	$(217)	$(22)	95	82	$(67)	$(67)	-
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (a)(b)	176	227	340	535	588	(22)	(70)	176	588	(70)
Nonaccrual loans held-for-sale and loans at fair value	61	148	104	82	213	(59)	(71)	61	213	(71)
Total nonaccrual loans	237	375	444	617	801	(37)	(70)	237	801	(70)

Derivative receivables	431	448	412	239	282	(4)	53	431	282	53
Assets acquired in loan satisfactions	38	46	55	64	77	(17)	(51)	38	77	(51)
Total nonperforming assets	706	869	911	920	1,160	(19)	(39)	706	1,160	(39)
Allowance for credit losses:
Allowance for loan losses	1,138	1,287	1,246	1,300	1,459	(12)	(22)	1,138	1,459	(22)
Allowance for lending-related commitments	490	556	521	473	544	(12)	(10)	490	544	(10)
Total allowance for credit losses	1,628	1,843	1,767	1,773	2,003	(12)	(19)	1,628	2,003	(19)

Net charge-off/(recovery) rate (a)	(0.02)%	(0.31)%	0.07%	(0.79)%	(0.08)%			(0.08)%	(0.08)%
Allowance for loan losses to period-end loans retained (a)	1.09	1.21	1.11	1.19	1.35			1.09	1.35
Allowance for loan losses to period-end loans retained,
excluding trade finance and conduits (c)	2.01	2.35	2.17	2.52	2.92			2.01	2.92
Allowance for loan losses to nonaccrual loans retained (a)(b)	647	567	366	243	248			647	248
Nonaccrual loans to total period-end loans	0.22	0.34	0.38	0.54	0.72			0.22	0.72

(a)	Loans retained includes credit portfolio loans, trade finance loans, other held-for-investment loans and overdrafts.

(b)
Allowance for loan losses of $56 million, $70 million, $73 million, $153 million and $178 million were held against these nonaccrual loans at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

(c)
Management uses allowance for loan losses to period-end loans retained, excluding trade finance and conduits, a non-GAAP financial measure, as it is a more relevant metric to reflect the allowance coverage of the retained loan portfolio.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except rankings data and where otherwise noted)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
BUSINESS METRICS
Assets under custody ("AUC") by asset class (period-end)
(in billions):
Fixed Income	$11,691	$11,421	$11,730	$11,745	$11,545	2%	1%	$11,691	$11,545	1%
Equity	6,473	5,961	6,007	5,637	5,328	9	21	6,473	5,328	21
Other (a)	1,572	1,547	1,557	1,453	1,346	2	17	1,572	1,346	17
Total AUC	$19,736	$18,929	$19,294	$18,835	$18,219	4	8	$19,736	$18,219	8

Client deposits and other third-party liabilities (average)	385,952	369,108	357,262	366,544	351,383	5	10	370,879	352,147	5

Trade finance loans (period-end)	34,356	36,375	38,985	35,783	35,142	(6)	(2)	34,356	35,142	(2)

	SEPTEMBER 30, 2013			FULL YEAR 2012
MARKET SHARES AND RANKINGS (b)	Market Share	Rankings		Market Share	Rankings
Global investment banking fees (c)	8.8%	#1		7.5%	#1
Debt, equity and equity-related
Global	7.4	1		7.2	1
U.S.	11.8	1		11.5	1
Syndicated loans
Global	9.9	1		9.6	1
U.S.	17.7	1		17.6	1
Long-term debt (d)
Global	7.3	1		7.1	1
U.S.	11.7	1		11.6	1
Equity and equity-related
Global (e)	8.2	2		7.8	4
U.S.	12.1	2		10.4	5
Announced M&A (f)
Global	27.2	2		19.9	2
U.S.	39.8	2		24.5	2

(a)	Consists of mutual funds, unit investment trusts, currencies, annuities, insurance contracts, options and other contracts.

(b)
Source: Dealogic. Global investment banking fees reflects the ranking of fees and market share. The remaining rankings reflects transaction volume and market share. Global announced M&A is based on transaction value at announcement; because of joint M&A assignments, M&A market share of all participants will add up to more than 100%. All other transaction volume-based rankings are based on proceeds, with full credit to each book manager/equal if joint.

(c)	Global investment banking fees rankings exclude money market, short-term debt and shelf deals.

(d)
Long-term debt rankings include investment-grade, high-yield, supranationals, sovereigns, agencies, covered bonds, asset-backed securities and mortgage-backed securities; and exclude money market, short-term debt, and U.S. municipal securities.

(e)	Global equity and equity-related ranking includes rights offerings and Chinese A-Shares.

(f)	Announced M&A reflects the removal of any withdrawn transactions. U.S. announced M&A represents any U.S. involvement ranking.

JPMORGAN CHASE & CO.
CORPORATE & INVESTMENT BANK
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except where otherwise noted)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
INTERNATIONAL METRICS	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
Total net revenue (a)
Europe/Middle East/Africa	$2,550	$2,955	$3,383	$2,261	$2,443	(14)%	4%	$8,888	$8,378	6%
Asia/Pacific	1,295	1,403	1,165	939	1,031	(8)	26	3,863	3,161	22
Latin America/Caribbean	264	397	400	337	392	(34)	(33)	1,061	1,187	(11)
Total international net revenue	4,109	4,755	4,948	3,537	3,866	(14)	6	13,812	12,726	9
North America	4,080	5,121	5,192	4,105	4,494	(20)	(9)	14,393	13,958	3
Total net revenue	$8,189	$9,876	$10,140	$7,642	$8,360	(17)	(2)	$28,205	$26,684	6

Loans (period-end) (a)
Europe/Middle East/Africa	$30,495	$32,685	$33,674	$30,266	$27,866	(7)	9	$30,495	$27,866	9
Asia/Pacific	26,653	26,616	29,908	27,193	27,215	-	(2)	26,653	27,215	(2)
Latin America/Caribbean	9,172	10,434	10,308	10,220	9,730	(12)	(6)	9,172	9,730	(6)
Total international loans	66,320	69,735	73,890	67,679	64,811	(5)	2	66,320	64,811	2
North America	37,949	36,513	38,115	41,822	43,092	4	(12)	37,949	43,092	(12)
Total loans	$104,269	$106,248	$112,005	$109,501	$107,903	(2)	(3)	$104,269	$107,903	(3)

Client deposits and other third-party liabilities (average) (a)
Europe/Middle East/Africa	$146,685	$139,801	$134,339	$128,620	$125,720	5	17	$140,320	$126,891	11
Asia/Pacific	51,895	51,666	51,996	53,309	50,862	-	2	51,852	50,465	3
Latin America/Caribbean	15,760	15,012	12,180	11,766	10,141	5	55	14,331	10,813	33
Total international	214,340	206,479	198,515	193,695	186,723	4	15	206,503	188,169	10
North America	171,612	162,629	158,747	172,849	164,660	6	4	164,376	163,978	-
Total client deposits and other third-party liabilities	$385,952	$369,108	$357,262	$366,544	$351,383	5	10	$370,879	$352,147	5

AUC (period-end) (in billions) (a)
North America	$10,939	$10,672	$10,788	$10,504	$10,206	3	7	$10,939	$10,206	7
All other regions	8,797	8,257	8,506	8,331	8,013	7	10	8,797	8,013	10
Total AUC	$19,736	$18,929	$19,294	$18,835	$18,219	4	8	$19,736	$18,219	8

(a)
Total net revenue is based predominantly on the domicile of the client or location of the trading desk, as applicable. Loans outstanding (excluding loans held-for-sale and loans at fair value), client deposits and other third-party liabilities, and AUC are based predominantly on the domicile of the client.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS
(in millions, except ratio data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Lending- and deposit-related fees	$256	$265	$259	$269	$263	(3)%	(3)%	$780	$803	(3)%
Asset management, administration and commissions	28	30	32	30	30	(7)	(7)	90	100	(10)
All other income (a)	304	256	244	279	293	19	4	804	802	-
Noninterest revenue	588	551	535	578	586	7	-	1,674	1,705	(2)
Net interest income	1,137	1,177	1,138	1,167	1,146	(3)	(1)	3,452	3,375	2
TOTAL NET REVENUE (b)	1,725	1,728	1,673	1,745	1,732	-	-	5,126	5,080	1

Provision for credit losses	(41)	44	39	(3)	(16)	NM	(156)	42	44	(5)

NONINTEREST EXPENSE
Compensation expense	288	286	289	250	263	1	10	863	764	13
Noncompensation expense	367	361	348	342	332	2	11	1,076	1,006	7
Amortization of intangibles	6	5	7	7	6	20	-	18	20	(10)
TOTAL NONINTEREST EXPENSE	661	652	644	599	601	1	10	1,957	1,790	9

Income before income tax expense	1,105	1,032	990	1,149	1,147	7	(4)	3,127	3,246	(4)
Income tax expense	440	411	394	457	457	7	(4)	1,245	1,292	(4)
NET INCOME	$665	$621	$596	$692	$690	7	(4)	$1,882	$1,954	(4)

Revenue by product:
Lending	$922	$971	$924	$947	$916	(5)	1	$2,817	$2,728	3
Treasury services	605	607	605	614	609	-	(1)	1,817	1,814	-
Investment banking	155	132	118	157	139	17	12	405	388	4
Other (c)	43	18	26	27	68	139	(37)	87	150	(42)
Total Commercial Banking revenue	$1,725	$1,728	$1,673	$1,745	$1,732	-	-	$5,126	$5,080	1

Investment banking revenue, gross (d)	$448	$385	$341	$443	$431	16	4	$1,174	$1,154	2

Revenue by client segment:
Middle Market Banking (e)	$745	$777	$753	$752	$748	(4)	-	$2,275	$2,219	3
Corporate Client Banking (e)	459	444	433	492	460	3	-	1,336	1,327	1
Commercial Term Lending	311	315	291	312	298	(1)	4	917	882	4
Real Estate Banking	118	113	112	113	106	4	11	343	325	6
Other	92	79	84	76	120	16	(23)	255	327	(22)
Total Commercial Banking revenue	$1,725	$1,728	$1,673	$1,745	$1,732	-	-	$5,126	$5,080	1

FINANCIAL RATIOS
ROE	20%	18%	18%	29%	29%			19%	27%
Overhead ratio	38	38	38	34	35			38	35

(a)	Includes revenue from investment banking products and commercial card transactions.

(b)
Total net revenue included tax-equivalent adjustments from income tax credits related to equity investments in designated community development entities that provide loans to qualified businesses in low-income communities, as well as tax-exempt income from municipal bond activity of $95 million, $90 million, $93 million, $73 million and $115 million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $278 million and $308 million for the nine months ended September 30, 2013 and 2012, respectively.

(c)	Other revenue in the fourth quarter of 2012 included a $49 million year-to-date reclassification of tax equivalent revenue to Corporate/Private Equity.

(d)	Represents the total revenue related to investment banking products sold to CB clients.

(e)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

JPMORGAN CHASE & CO.
COMMERCIAL BANKING
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except headcount and ratio data)
	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
SELECTED BALANCE SHEET DATA (period-end)
Total assets	$192,194	$184,124	$184,689	$181,502	$168,124	4%	14%	$192,194	$168,124	14%
Loans:
Loans retained (a)	133,090	130,487	129,534	126,996	123,173	2	8	133,090	123,173	8
Loans held-for-sale and loans at fair value	2,071	430	851	1,212	549	382	277	2,071	549	277
Total loans	$135,161	$130,917	$130,385	$128,208	$123,722	3	9	$135,161	$123,722	9
Equity	13,500	13,500	13,500	9,500	9,500	-	42	13,500	9,500	42

Period-end loans by client segment:
Middle Market Banking (b)	$52,214	$52,053	$52,296	$50,552	$48,616	-	7	$52,214	$48,616	7
Corporate Client Banking (b)	21,425	19,933	20,962	21,707	19,963	7	7	21,425	19,963	7
Commercial Term Lending	47,612	45,865	44,374	43,512	42,304	4	13	47,612	42,304	13
Real Estate Banking	10,057	9,395	9,003	8,552	8,563	7	17	10,057	8,563	17
Other	3,853	3,671	3,750	3,885	4,276	5	(10)	3,853	4,276	(10)
Total Commercial Banking loans	$135,161	$130,917	$130,385	$128,208	$123,722	3	9	$135,161	$123,722	9

SELECTED BALANCE SHEET DATA (average)
Total assets	$185,744	$184,951	$182,620	$171,184	$164,702	-	13	$184,450	$163,072	13
Loans:
Loans retained (a)	131,019	130,338	128,490	124,507	121,566	1	8	129,958	117,442	11
Loans held-for-sale and loans at fair value	599	1,251	800	1,491	552	(52)	9	883	677	30
Total loans	$131,618	$131,589	$129,290	$125,998	$122,118	-	8	$130,841	$118,119	11
Client deposits and other third-party liabilities	196,802	195,232	195,968	199,297	190,910	1	3	196,004	194,775	1
Equity	13,500	13,500	13,500	9,500	9,500	-	42	13,500	9,500	42

Average loans by client segment:
Middle Market Banking (b)	$51,379	$52,205	$52,013	$48,953	$47,547	(2)	8	$51,863	$46,356	12
Corporate Client Banking (b)	20,261	21,344	21,061	21,755	19,985	(5)	1	20,886	18,839	11
Commercial Term Lending	46,656	45,087	43,845	42,890	41,658	3	12	45,206	40,194	12
Real Estate Banking	9,675	9,277	8,677	8,450	8,651	4	12	9,213	8,600	7
Other	3,647	3,676	3,694	3,950	4,277	(1)	(15)	3,673	4,130	(11)
Total Commercial Banking loans	$131,618	$131,589	$129,290	$125,998	$122,118	-	8	$130,841	$118,119	11

Headcount (c)	6,761	6,660	6,511	6,117	6,092	2	11	6,761	6,092	11

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs/(recoveries)	$16	$9	$(7)	$50	$(18)	78	NM	$18	$(15)	NM
Nonperforming assets:
Nonaccrual loans:
Nonaccrual loans retained (d)	558	505	643	644	843	10	(34)	558	843	(34)
Nonaccrual loans held-for-sale and loans
at fair value	8	8	26	29	33	-	(76)	8	33	(76)
Total nonaccrual loans	566	513	669	673	876	10	(35)	566	876	(35)

Assets acquired in loan satisfactions	19	30	12	14	32	(37)	(41)	19	32	(41)
Total nonperforming assets	585	543	681	687	908	8	(36)	585	908	(36)
Allowance for credit losses:
Allowance for loan losses	2,647	2,691	2,656	2,610	2,653	(2)	-	2,647	2,653	-
Allowance for lending-related commitments	171	183	183	183	196	(7)	(13)	171	196	(13)
Total allowance for credit losses	2,818	2,874	2,839	2,793	2,849	(2)	(1)	2,818	2,849	(1)

Net charge-off/(recovery) rate (e)	0.05%	0.03%	(0.02)%	0.16%	(0.06)%			0.02%	(0.02)%
Allowance for loan losses to period-end loans retained	1.99	2.06	2.05	2.06	2.15			1.99	2.15
Allowance for loan losses to nonaccrual loans retained (d)	474	533	413	405	315			474	315
Nonaccrual loans to total period-end loans	0.42	0.39	0.51	0.52	0.71			0.42	0.71

(a)
Effective January 1, 2013, whole loan financing agreements, previously reported as other assets, were reclassified as loans. For the three months ended September 30, 2013, June 30, 2013 and March 31, 2013, the impact on period-end loans was $1.6 billion, $2.1 billion and $1.7 billion, respectively, and the impact on average loans was $1.7 billion, $1.8 billion and $1.6 billion, respectively.

(b)
Effective January 1, 2013, the financial results of financial institution clients were transferred to Corporate Client Banking from Middle Market Banking. Prior periods were revised to conform with this presentation.

(c)	Effective January 1, 2013, headcount includes transfers from other business segments largely related to operations, technology and other support staff.

(d)
Allowance for loan losses of $102 million, $79 million, $99 million, $107 million and $148 million was held against nonaccrual loans retained at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

(e)	Loans held-for-sale and loans at fair value were excluded when calculating the net charge-off/(recovery) rate.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS
(in millions, except ratio and headcount data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
INCOME STATEMENT
REVENUE
Asset management, administration and commissions	$2,017	$2,018	$1,883	$2,011	$1,708	-%	18%	$5,918	$5,030	18%
All other income	168	138	211	190	199	22	(16)	517	616	(16)
Noninterest revenue	2,185	2,156	2,094	2,201	1,907	1	15	6,435	5,646	14
Net interest income	578	569	559	552	552	2	5	1,706	1,547	10
TOTAL NET REVENUE	2,763	2,725	2,653	2,753	2,459	1	12	8,141	7,193	13

Provision for credit losses	—	23	21	19	14	NM	NM	44	67	(34)

NONINTEREST EXPENSE
Compensation expense	1,207	1,155	1,170	1,178	1,083	5	11	3,532	3,227	9
Noncompensation expense	774	716	684	742	625	8	24	2,174	1,866	17
Amortization of intangibles	22	21	22	23	23	5	(4)	65	68	(4)
TOTAL NONINTEREST EXPENSE	2,003	1,892	1,876	1,943	1,731	6	16	5,771	5,161	12

Income before income tax expense	760	810	756	791	714	(6)	6	2,326	1,965	18
Income tax expense	284	310	269	308	271	(8)	5	863	745	16
NET INCOME	$476	$500	$487	$483	$443	(5)	7	$1,463	$1,220	20

REVENUE BY CLIENT SEGMENT
Private Banking	$1,488	$1,483	$1,446	$1,441	$1,365	-	9	$4,417	$3,985	11
Institutional	553	588	589	729	563	(6)	(2)	1,730	1,657	4
Retail	722	654	618	583	531	10	36	1,994	1,551	29
TOTAL NET REVENUE	$2,763	$2,725	$2,653	$2,753	$2,459	1	12	$8,141	$7,193	13

FINANCIAL RATIOS
ROE	21%	22%	22%	27%	25%			22%	23%
Overhead ratio	72	69	71	71	70			71	72
Pretax margin ratio	28	30	29	29	29			29	27

SELECTED BALANCE SHEET DATA (period-end)
Total assets	$117,475	$115,157	$109,734	$108,999	$103,608	2	13	$117,475	$103,608	13
Loans (a)	90,538	86,043	81,403	80,216	74,924	5	21	90,538	74,924	21
Deposits	139,553	137,289	139,679	144,579	129,653	2	8	139,553	129,653	8
Equity	9,000	9,000	9,000	7,000	7,000	-	29	9,000	7,000	29

SELECTED BALANCE SHEET DATA (average)
Total assets	$114,275	$111,431	$107,911	$104,232	$99,209	3	15	$111,229	$95,168	17
Loans	87,770	83,621	80,002	76,528	71,824	5	22	83,826	66,097	27
Deposits	138,742	136,577	139,441	133,693	127,487	2	9	138,251	127,702	8
Equity	9,000	9,000	9,000	7,000	7,000	-	29	9,000	7,000	29

Headcount	19,928	19,026	18,604	18,465	18,070	5	10	19,928	18,070	10

(a)
Included $17.5 billion, $14.8 billion, $12.7 billion, $10.9 billion and $8.9 billion of prime mortgage loans reported in the Consumer, excluding credit card, loan portfolio, at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively. For the same periods, excluded $4.0 billion, $4.8 billion, $5.6 billion, $6.7 billion and $8.2 billion of prime mortgage loans reported in the CIO portfolio within the Corporate/Private Equity segment, respectively.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions, except ratio data and where otherwise noted)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
BUSINESS METRICS
Number of client advisors	2,995	2,804	2,797	2,821	2,826	7%	6%	2,995	2,826	6%
% of customer assets in 4 & 5 Star Funds (a)	55%	52%	51%	47%	45%			55%	45%
% of AUM in 1st and 2nd quartiles: (b)
1 year	73	73	70	67	69			73	69
3 years	74	77	74	74	78			74	78
5 years	74	76	75	76	77			74	77

CREDIT DATA AND QUALITY STATISTICS
Net charge-offs	$9	$4	$23	$3	$6	125	50	$36	$61	(41)
Nonaccrual loans	202	244	259	250	227	(17)	(11)	202	227	(11)
Allowance for credit losses:
Allowance for loan losses	260	270	249	248	229	(4)	14	260	229	14
Allowance for lending-related commitments	7	6	5	5	5	17	40	7	5	40
Total allowance for credit losses	267	276	254	253	234	(3)	14	267	234	14
Net charge-off rate	0.04%	0.02%	0.12%	0.02%	0.03%			0.06%	0.12%
Allowance for loan losses to period-end loans	0.29	0.31	0.31	0.31	0.31			0.29	0.31
Allowance for loan losses to nonaccrual loans	129	111	96	99	101			129	101
Nonaccrual loans to period-end loans	0.22	0.28	0.32	0.31	0.30			0.22	0.30

AM FIRMWIDE DISCLOSURES (c)
Total net revenue	$3,300	$3,226	$3,112	$3,164	$2,843	2	16	$9,638	$8,279	16
Client assets (in billions) (d)	2,423	2,323	2,332	2,244	2,172	4	12	2,423	2,172	12
Number of client advisors	6,023	5,828	5,795	5,784	5,860	3	3	6,023	5,860	3

(a)	Derived from Morningstar for the U.S., the U.K., Luxembourg, France, Hong Kong and Taiwan; and Nomura for Japan.

(b)	Quartile ranking sourced from: Lipper for the U.S. and Taiwan; Morningstar for the U.K., Luxembourg, France and Hong Kong; and Nomura for Japan.

(c)
Includes Chase Wealth Management ("CWM"), which is a unit of Consumer & Business Banking. The firmwide metrics are presented in order to capture AM's partnership with CWM. Management reviews firmwide metrics in assessing the financial performance of AM's client asset management business.

(d)	Excludes CWM client assets that are managed by AM.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)

						Sep 30, 2013
						Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
CLIENT ASSETS	2013	2013	2013	2012	2012	2013	2012
Assets by asset class
Liquidity	$446	$431	$454	$458	$437	3%	2%
Fixed income	328	325	331	330	326	1	1
Equity	346	316	312	277	266	9	30
Multi-asset and alternatives	420	398	386	361	352	6	19
TOTAL ASSETS UNDER MANAGEMENT	1,540	1,470	1,483	1,426	1,381	5	12
Custody/brokerage/administration/deposits	706	687	688	669	650	3	9
TOTAL CLIENT ASSETS	$2,246	$2,157	$2,171	$2,095	$2,031	4	11

MEMO:
Alternatives client assets (a)	$151	$147	$144	$142	$142	3	6

Assets by client segment
Private Banking	$352	$340	$339	$318	$311	4	13
Institutional	752	723	749	741	710	4	6
Retail	436	407	395	367	360	7	21
TOTAL ASSETS UNDER MANAGEMENT	$1,540	$1,470	$1,483	$1,426	$1,381	5	12

Private Banking	$935	$910	$909	$877	$852	3	10
Institutional	752	723	749	741	710	4	6
Retail	559	524	513	477	469	7	19
TOTAL CLIENT ASSETS	$2,246	$2,157	$2,171	$2,095	$2,031	4	11

Mutual fund assets by asset class
Liquidity	$396	$379	$400	$410	$390	4	2
Fixed income	140	139	142	136	128	1	9
Equity	183	164	159	139	134	12	37
Multi-asset and alternatives	68	60	53	46	46	13	48
TOTAL MUTUAL FUND ASSETS	$787	$742	$754	$731	$698	6	13

(a)	Represents assets under management, as well as client balances in brokerage accounts.

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions)
						NINE MONTHS ENDED
	QUARTERLY TRENDS					SEPTEMBER 30,

	3Q13	2Q13	1Q13	4Q12	3Q12	2013	2012
CLIENT ASSETS (continued)
Assets under management rollforward
Beginning balance	$1,470	$1,483	$1,426	$1,381	$1,347	$1,426	$1,336
Net asset flows:
Liquidity	13	(22)	(2)	22	(15)	(11)	(63)
Fixed income	1	4	2	—	12	7	27
Equity	7	7	15	4	1	29	4
Multi-asset and alternatives	11	14	13	6	6	38	17
Market/performance/other impacts	38	(16)	29	13	30	51	60
Ending balance	$1,540	$1,470	$1,483	$1,426	$1,381	$1,540	$1,381

Client assets rollforward
Beginning balance	$2,157	$2,171	$2,095	$2,031	$1,968	$2,095	$1,921
Net asset flows	39	(4)	20	48	10	55	12
Market/performance/other impacts	50	(10)	56	16	53	96	98
Ending balance	$2,246	$2,157	$2,171	$2,095	$2,031	$2,246	$2,031

JPMORGAN CHASE & CO.
ASSET MANAGEMENT
FINANCIAL HIGHLIGHTS, CONTINUED
(in billions, except where otherwise noted)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
INTERNATIONAL METRICS	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
Total net revenue: (in millions) (a)
Europe/Middle East/Africa	$465	$435	$437	$471	$386	7%	20%	$1,337	$1,170	14%
Asia/Pacific	295	291	277	256	245	1	20	863	711	21
Latin America/Caribbean	202	230	206	240	191	(12)	6	638	532	20
North America	1,801	1,769	1,733	1,786	1,637	2	10	5,303	4,780	11
Total net revenue	$2,763	$2,725	$2,653	$2,753	$2,459	1	12	$8,141	$7,193	13

Assets under management:
Europe/Middle East/Africa	$271	$261	$270	$258	$267	4	1	$271	$267	1
Asia/Pacific	132	124	123	114	112	6	18	132	112	18
Latin America/Caribbean	42	40	39	45	42	5	-	42	42	-
North America	1,095	1,045	1,051	1,009	960	5	14	1,095	960	14
Total assets under management	$1,540	$1,470	$1,483	$1,426	$1,381	5	12	$1,540	$1,381	12

Client assets:
Europe/Middle East/Africa	$330	$317	$328	$317	$325	4	2	$330	$325	2
Asia/Pacific	179	171	170	160	155	5	15	179	155	15
Latin America/Caribbean	109	105	106	110	106	4	3	109	106	3
North America	1,628	1,564	1,567	1,508	1,445	4	13	1,628	1,445	13
Total client assets	$2,246	$2,157	$2,171	$2,095	$2,031	4	11	$2,246	$2,031	11

(a)	Regional revenue is based on the domicile of the client.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS
(in millions, except headcount data)

	QUARTERLY TRENDS									NINE MONTHS ENDED SEPTEMBER 30,
							3Q13 Change						2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12		2Q13	3Q12		2013	2012		2012
INCOME STATEMENT (a)
REVENUE
Principal transactions	$378	$393	$(262)	$159	$(304)	(d)	(4)%	NM	%	$509	$(4,427)	(d)(f)	NM	%
Securities gains	26	124	509	103	459		(79)	(94)		659	1,921		(66)
All other income	83	(227)	114	142	1,042	(e)	NM	(92)		(30)	2,292	(e)(g)	NM
Noninterest revenue	487	290	361	404	1,197		68	(59)		1,138	(214)		NM
Net interest income	(366)	(676)	(594)	(528)	(605)		46	40		(1,636)	(753)		(117)
TOTAL NET REVENUE (b)	121	(386)	(233)	(124)	592		NM	(80)		(498)	(967)		49

Provision for credit losses	(17)	5	(3)	(6)	(11)		NM	(55)		(15)	(31)		52

NONINTEREST EXPENSE
Compensation expense	551	624	573	545	455		(12)	21		1,748	1,676		4
Noncompensation expense (c)	9,890	1,345	642	1,151	1,461		NM	NM		11,877	5,821		104
Subtotal	10,441	1,969	1,215	1,696	1,916		430	445		13,625	7,497		82
Net expense allocated to other businesses	(1,345)	(1,253)	(1,213)	(1,176)	(1,183)		(7)	(14)		(3,811)	(3,458)		(10)
TOTAL NONINTEREST EXPENSE	9,096	716	2	520	733		NM	NM		9,814	4,039		143

Income/(loss) before income tax expense/(benefit)	(8,958)	(1,107)	(232)	(638)	(130)		NM	NM		(10,297)	(4,975)		(107)
Income tax expense/(benefit)	(2,495)	(555)	(482)	(1,161)	(358)		(350)	NM		(3,532)	(2,430)		(45)
NET INCOME/(LOSS)	$(6,463)	$(552)	$250	$523	$228		NM	NM		$(6,765)	$(2,545)		(166)

MEMO:
TOTAL NET REVENUE
Private Equity	$398	$410	$(276)	$72	$(135)		(3)	NM		$532	$529		1
Treasury and Chief Investment Office ("CIO")	(232)	(648)	113	(110)	713		64	NM		(767)	(2,954)		74
Other Corporate (a)	(45)	(148)	(70)	(86)	14		70	NM		(263)	1,458		NM
TOTAL NET REVENUE	$121	$(386)	$(233)	$(124)	$592		NM	(80)		$(498)	$(967)		49

NET INCOME/(LOSS)
Private Equity	$242	$212	$(182)	$50	$(89)		14	NM		$272	$242		12
Treasury and CIO	(193)	(429)	24	(157)	369		55	NM		(598)	(1,936)		69
Other Corporate (a)	(6,512)	(335)	408	630	(52)		NM	NM		(6,439)	(851)		NM
TOTAL NET INCOME/(LOSS)	$(6,463)	$(552)	$250	$523	$228		NM	NM		$(6,765)	$(2,545)		(166)

TOTAL ASSETS (period-end) (a)	$835,000	$806,044	$763,765	$725,251	$681,860		4	22		$835,000	$681,860		22

Headcount (a)	19,843	18,720	18,026	17,758	17,577		6	13		19,843	17,577		13

(a)
In the second quarter of 2013, the 2012 data for certain income statement (including net expense allocated to other businesses) and balance sheet line items, as well as headcount were revised to reflect the transfer of certain functions and staff from Corporate/Private Equity to CCB, effective January 1, 2013. For further information on this transfer, see CCB on page 10.

(b)
Included tax-equivalent adjustments, predominantly due to tax-exempt income from municipal bond investments of $128 million, $105 million, $103 million, $117 million and $109 million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $336 million and $326 million for the nine months ended September 30, 2013 and 2012, respectively.

(c)
Included litigation expense of $9.2 billion, $0.6 billion, $0.2 billion and $0.7 billion for the three months ended September 30, 2013, June 30, 2013, December 31, 2012 and September 30, 2012, respectively (litigation expense for the three months ended March, 31, 2013 was not material), and $9.8 billion and $3.5 billion for the nine months ended September 30, 2013 and 2012, respectively.

(d)
During the third quarter of 2012, CIO effectively closed out the index credit derivative positions that were retained following the transfer of the synthetic credit portfolio to the CIB on July 2, 2012. Principal transactions revenue included losses in CIO on this portfolio of $449 million for the three months ended September 30, 2012. Also included losses in CIO of $4.4 billion and $1.4 billion on the synthetic credit portfolio for the three months ended June 30, 2012 and March 31, 2012, respectively. Results of the portfolio that was transferred to CIB are not included herein.

(e)
Included an extinguishment gain of $888 million related to the redemption of trust preferred securities ("TruPS") for the three months ended September 30, 2012; the gain related to adjustments applied to the cost basis of these securities during the period they were in a qualifying hedge accounting relationship.

(f)	Included a gain of $545 million that was recorded in the second quarter of 2012, reflecting the recovery on a Bear Stearns-related subordinated loan.

(g)	Included a $1.1 billion benefit that was recorded in the first quarter of 2012 from the Washington Mutual bankruptcy settlement.

JPMORGAN CHASE & CO.
CORPORATE/PRIVATE EQUITY
FINANCIAL HIGHLIGHTS, CONTINUED
(in millions)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
SUPPLEMENTAL INFORMATION

TREASURY and CHIEF INVESTMENT OFFICE ("CIO")
Securities gains	$26	$123	$503	$103	$459	(79)%	(94)%	$652	$1,925	(66)%
Investment securities portfolio (average)	348,622	355,920	365,639	362,867	348,571	(2)	-	356,665	356,405	-
Investment securities portfolio (period-end)	350,527	349,044	360,230	365,421	360,268	-	(3)	350,527	360,268	(3)
Mortgage loans (average)	4,562	5,556	6,516	7,882	9,469	(18)	(52)	5,538	11,033	(50)
Mortgage loans (period-end)	4,161	4,955	5,914	7,037	8,574	(16)	(51)	4,161	8,574	(51)

PRIVATE EQUITY
Private equity gains/(losses)
Direct investments
Realized gains/(losses)	$(142)	$40	$48	$(8)	$75	NM	NM	$(54)	$25	NM
Unrealized gains/(losses) (a)	487	375	(327)	11	(140)	30	NM	535	628	(15)
Total direct investments	345	415	(279)	3	(65)	(17)	NM	481	653	(26)
Third-party fund investments	83	24	20	87	(27)	246	NM	127	47	170
Total private equity gains/(losses) (b)	$428	$439	$(259)	$90	$(92)	(3)	NM	$608	$700	(13)

Private equity portfolio information
Direct investments
Publicly-held securities
Carrying value	$538	$550	$578	$578	$637	(2)	(16)	$538	$637	(16)
Cost	345	346	350	350	384	-	(10)	345	384	(10)
Quoted public value	538	550	578	578	673	(2)	(20)	538	673	(20)
Privately-held direct securities
Carrying value	6,266	5,448	5,088	5,379	5,313	15	18	6,266	5,313	18
Cost	7,096	6,831	6,816	6,584	6,662	4	7	7,096	6,662	7
Third-party fund investments (c)
Carrying value	1,905	1,958	2,047	2,117	2,119	(3)	(10)	1,905	2,119	(10)
Cost	1,910	1,968	1,967	1,963	2,018	(3)	(5)	1,910	2,018	(5)
Total private equity portfolio
Carrying value	$8,709	$7,956	$7,713	$8,074	$8,069	9	8	$8,709	$8,069	8
Cost	9,351	9,145	9,133	8,897	9,064	2	3	9,351	9,064	3

(a)	Unrealized gains/(losses) contain reversals of unrealized gains and losses that were recognized in prior periods and have now been realized.

(b)	Included in principal transactions revenue in the Consolidated Statements of Income.

(c)
Unfunded commitments to third-party private equity funds were $232 million, $251 million, $323 million, $370 million and $398 million at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION
(in millions)
						Sep 30, 2013
						Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
	2013	2013	2013	2012	2012	2013	2012
CREDIT EXPOSURE
Consumer, excluding credit card loans (a)
Loans retained, excluding PCI loans
Home equity	$59,825	$62,326	$64,798	$67,385	$69,686	(4)%	(14)%
Prime mortgage, including option ARMs	85,067	79,179	77,626	76,256	75,636	7	12
Subprime mortgage	7,376	7,703	8,003	8,255	8,552	(4)	(14)
Auto	50,810	50,865	50,552	49,913	48,920	-	4
Business banking	18,710	18,730	18,739	18,883	18,568	-	1
Student and other	11,664	11,849	11,927	12,191	12,521	(2)	(7)
Total loans retained, excluding PCI loans	233,452	230,652	231,645	232,883	233,883	1	-
Loans - PCI
Home equity	19,411	19,992	20,525	20,971	21,432	(3)	(9)
Prime mortgage	12,487	12,976	13,366	13,674	14,038	(4)	(11)
Subprime mortgage	4,297	4,448	4,561	4,626	4,702	(3)	(9)
Option ARMs	18,564	19,320	19,985	20,466	21,024	(4)	(12)
Total loans - PCI	54,759	56,736	58,437	59,737	61,196	(3)	(11)
Total loans retained	288,211	287,388	290,082	292,620	295,079	-	(2)
Loans held-for-sale	139	708	—	—	—	(80)	NM
Total consumer, excluding credit card loans	288,350	288,096	290,082	292,620	295,079	-	(2)

Credit card loans
Loans retained (b)	123,672	124,288	121,865	127,993	124,431	-	(1)
Loans held-for-sale	310	—	—	—	106	NM	192
Total credit card loans	123,982	124,288	121,865	127,993	124,537	-	-
Total consumer loans	412,332	412,384	411,947	420,613	419,616	-	(2)

Wholesale loans (c)
Loans retained	310,588	308,208	310,582	306,222	297,576	1	4
Loans held-for-sale and loans at fair value	5,759	4,994	6,357	6,961	4,755	15	21
Total wholesale loans	316,347	313,202	316,939	313,183	302,331	1	5

Total loans	728,679	725,586	728,886	733,796	721,947	-	1

Derivative receivables	66,788	73,751	70,609	74,983	79,963	(9)	(16)
Receivables from customers and other (d)	24,618	23,852	30,111	23,761	18,946	3	30
Total credit-related assets	91,406	97,603	100,720	98,744	98,909	(6)	(8)

Lending-related commitments
Consumer, excluding credit card	58,787	62,303	60,874	60,156	62,183	(6)	(5)
Credit card	532,251	532,359	537,455	533,018	534,333	-	-
Wholesale	449,067	445,472	435,281	434,814	422,557	1	6
Total lending-related commitments	1,040,105	1,040,134	1,033,610	1,027,988	1,019,073	-	2

Total credit exposure	$1,860,190	$1,863,323	$1,863,216	$1,860,528	$1,839,929	-	1

Memo: Total by category
Consumer exposure (e)	$1,003,499	$1,007,175	$1,010,399	$1,013,900	$1,016,241	-	(1)
Wholesale exposures (f)	856,691	856,148	852,817	846,628	823,688	-	4
Total credit exposure	$1,860,190	$1,863,323	$1,863,216	$1,860,528	$1,839,929	-	1

(a)	Includes loans reported in CCB, and prime mortgage loans reported in the AM business segment and in Corporate/Private Equity.

(b)	Includes accrued interest and fees net of an allowance for the uncollectible portion of accrued interest and fee income.

(c)	Includes loans reported in CIB, CB and AM business segments and Corporate/Private Equity.

(d)
Predominantly includes receivables from customers, which represent margin loans to prime and retail brokerage customers; these are classified in accrued interest and accounts receivable on the Consolidated Balance Sheets.

(e)	Represents total consumer loans and consumer lending-related commitments.

(f)	Represents total wholesale loans, wholesale lending-related commitments, derivative receivables and receivables from customers.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Sep 30, 2013
						Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
	2013	2013	2013	2012	2012	2013	2012
NONPERFORMING ASSETS
Consumer, excluding credit card loans
Home equity	$2,848	$2,986	$3,104	$3,208	$3,254	(5)%	(12)%
Prime mortgage, including option ARMs	3,124	3,330	3,479	3,445	3,570	(6)	(12)
Subprime mortgage	1,485	1,594	1,792	1,807	1,868	(7)	(21)
Auto	125	126	135	163	172	(1)	(27)
Business banking	413	454	458	481	521	(9)	(21)
Student and other	81	86	80	70	75	(6)	8
Total consumer, excluding credit card loans	8,076	8,576	9,048	9,174	9,460	(6)	(15)

Total credit card loans	1	1	1	1	1	-	-

Total consumer nonaccrual loans (a)	8,077	8,577	9,049	9,175	9,461	(6)	(15)

Wholesale loans
Loans retained	950	1,001	1,247	1,434	1,663	(5)	(43)
Loans held-for-sale and loans at fair value	69	156	130	111	246	(56)	(72)
Total wholesale loans	1,019	1,157	1,377	1,545	1,909	(12)	(47)

Total nonaccrual loans	9,096	9,734	10,426	10,720	11,370	(7)	(20)

Derivative receivables	431	448	412	239	282	(4)	53
Assets acquired in loan satisfactions	704	714	746	775	829	(1)	(15)
Total nonperforming assets (b)	10,231	10,896	11,584	11,734	12,481	(6)	(18)
Wholesale lending-related commitments (c)	244	283	244	355	586	(14)	(58)
Total nonperforming exposure (b)	$10,475	$11,179	$11,828	$12,089	$13,067	(6)	(20)

NONACCRUAL LOAN-RELATED RATIOS
Total nonaccrual loans to total loans	1.25%	1.34%	1.43%	1.46%	1.57%
Total consumer, excluding credit card nonaccrual loans to
total consumer, excluding credit card loans	2.80	2.98	3.12	3.14	3.21
Total wholesale nonaccrual loans to total
wholesale loans	0.32	0.37	0.43	0.49	0.63

NONPERFORMING ASSETS BY LINE OF BUSINESS
Consumer & Community Banking (a)	$8,673	$9,171	$9,666	$9,791	$10,096	(5)	(14)
Corporate & Investment Bank	706	869	911	920	1,160	(19)	(39)
Commercial Banking	585	543	681	687	908	8	(36)
Asset Management	203	247	263	263	242	(18)	(16)
Corporate/Private Equity (d)	64	66	63	73	75	(3)	(15)
TOTAL	$10,231	$10,896	$11,584	$11,734	$12,481	(6)	(18)

(a)	Excludes PCI loans. Because the Firm is recognizing interest income on each pool of PCI loans, they are all considered to be performing.

(b)
At September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, nonperforming assets excluded: (1) mortgage loans insured by U.S. government agencies of $8.9 billion, $10.1 billion, $10.9 billion, $10.6 billion and $11.0 billion, respectively, that are 90 or more days past due; (2) real estate owned insured by U.S. government agencies of $1.9 billion, $1.8 billion, $1.7 billion, $1.6 billion and $1.5 billion, respectively; and (3) student loans insured by U.S. government agencies under the FFELP of $456 million, $488 million, $523 million, $525 million and $536 million, respectively, that are 90 or more days past due. These amounts are excluded as reimbursement of insured amounts is proceeding normally. In addition, the Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance issued by the Federal Financial Institutions Examination Council (“FFIEC”). Credit card loans are charged off by the end of the month in which the account becomes 180 days past due or within 60 days from receiving notification about a specified event (e.g., bankruptcy of the borrower), whichever is earlier.

(c)	Represents commitments that are risk rated as nonaccrual.

(d)	Predominantly relates to retained prime mortgage loans.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
GROSS CHARGE-OFFS
Consumer, excluding credit card loans (a)	$534	$575	$720	$804	$1,813	(7)%	(71)%	$1,829	$4,001	(54)%
Credit card loans	1,047	1,166	1,248	1,261	1,284	(10)	(18)	3,461	4,494	(23)
Total consumer loans	1,581	1,741	1,968	2,065	3,097	(9)	(49)	5,290	8,495	(38)
Wholesale loans	74	50	66	133	48	48	54	190	213	(11)
Total gross charge-offs	$1,655	$1,791	$2,034	$2,198	$3,145	(8)	(47)	$5,480	$8,708	(37)

GROSS RECOVERIES
Consumer, excluding credit card loans	$106	$119	$112	$115	$125	(11)	(15)	$337	$393	(14)
Credit card loans	155	152	166	164	168	2	(8)	473	647	(27)
Total consumer loans	261	271	278	279	293	(4)	(11)	810	1,040	(22)
Wholesale loans	48	117	31	291	82	(59)	(41)	196	233	(16)
Total gross recoveries	$309	$388	$309	$570	$375	(20)	(18)	$1,006	$1,273	(21)

NET CHARGE-OFFS/(RECOVERIES)
Consumer, excluding credit card loans (a)	$428	$456	$608	$689	$1,688	(6)	(75)	$1,492	$3,608	(59)
Credit card loans	892	1,014	1,082	1,097	1,116	(12)	(20)	2,988	3,847	(22)
Total consumer loans	1,320	1,470	1,690	1,786	2,804	(10)	(53)	4,480	7,455	(40)
Wholesale loans	26	(67)	35	(158)	(34)	NM	NM	(6)	(20)	70
Total net charge-offs/(recoveries)	$1,346	$1,403	$1,725	$1,628	$2,770	(4)	(51)	$4,474	$7,435	(40)

NET CHARGE-OFF/(RECOVERY) RATES
Consumer retained, excluding credit card loans (a)	0.59%	0.63%	0.85%	0.93%	2.26%			0.69%	1.59%
Credit card retained loans	2.86	3.31	3.55	3.50	3.57			3.24	4.11
Total consumer retained loans	1.27	1.43	1.65	1.70	2.65			1.45	2.33
Wholesale retained loans	0.03	(0.09)	0.05	(0.21)	(0.05)			—	(0.01)
Total retained loans	0.74	0.78	0.97	0.90	1.53			0.83	1.39
Consumer retained loans, excluding credit card and
PCI loans (a)	0.73	0.79	1.06	1.18	2.85			0.86	2.02
Consumer retained loans, excluding PCI loans (a)	1.47	1.66	1.92	1.99	3.10			1.68	2.74
Total retained, excluding PCI loans	0.81	0.85	1.06	0.98	1.68			0.90	1.52

Memo: Average retained loans
Consumer retained, excluding credit card loans	$287,729	$289,158	$291,588	$293,544	$297,472	-	(3)	$289,478	$302,200	(4)
Credit card retained loans	123,845	122,855	123,564	124,701	124,230	1	-	123,422	125,143	(1)
Total average retained consumer loans	411,574	412,013	415,152	418,245	421,702	-	(2)	412,900	427,343	(3)
Wholesale retained loans	306,008	308,277	303,919	300,690	297,369	(1)	3	306,076	289,055	6
Total average retained loans	$717,582	$720,290	$719,071	$718,935	$719,071	-	-	$718,976	$716,398	-

Consumer retained, excluding credit card and
PCI loans	$232,100	$231,655	$232,503	$233,108	$235,713	-	(2)	$232,085	$238,924	(3)
Consumer retained, excluding PCI loans	355,945	354,510	356,067	357,809	359,943	-	(1)	355,507	364,067	(2)
Total retained, excluding PCI loans	661,941	662,776	659,972	658,479	657,293	-	1	661,570	653,103	1

(a)
Net charge-offs and net charge-off rates for the three months ended September 30, 2012 included $825 million and $55 million of Chapter 7 loans related to residential real estate and auto loans, respectively. Excluding these charge-offs, consumer retained loans, excluding credit card, consumer retained loans, excluding credit card and PCI loans, and consumer retained loans, excluding PCI loans net charge-off rates would have been 1.08%, 1.36% and 2.13%, respectively, for the three months ended September 30, 2012. For further information, see Consumer Credit Portfolio on pages 138-149 of JPMorgan Chase's 2012 Annual Report.

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
SUMMARY OF CHANGES IN THE ALLOWANCES
ALLOWANCE FOR LOAN LOSSES
Beginning balance	$19,384	$20,780	$21,936	$22,824	$23,791	(7)%	(19)%	$21,936	$27,609	(21)%
Net charge-offs	1,346	1,403	1,725	1,628	2,770	(4)	(51)	4,474	7,435	(40)
Provision for loan losses	(467)	10	569	740	1,801	NM	NM	112	2,647	(96)
Other	—	(3)	—	—	2	NM	NM	(3)	3	NM
Ending balance	$17,571	$19,384	$20,780	$21,936	$22,824	(9)	(23)	$17,571	$22,824	(23)

ALLOWANCE FOR LENDING-RELATED COMMITMENTS
Beginning balance	$753	$716	$668	$752	$764	5	(1)	$668	$673	(1)
Provision for lending-related commitments	(76)	37	48	(84)	(12)	NM	NM	9	82	(89)
Other	—	—	—	—	—	-	-	—	(3)	NM
Ending balance	$677	$753	$716	$668	$752	(10)	(10)	$677	$752	(10)

Total allowance for credit losses	$18,248	$20,137	$21,496	$22,604	$23,576	(9)	(23)	$18,248	$23,576	(23)

ALLOWANCE FOR LOAN LOSSES BY LOB
Consumer & Community Banking	$13,500	$15,095	$16,599	$17,752	$18,454	(11)	(27)	$13,500	$18,454	(27)
Corporate & Investment Bank	1,138	1,287	1,246	1,300	1,459	(12)	(22)	1,138	1,459	(22)
Commercial Banking	2,647	2,691	2,656	2,610	2,653	(2)	-	2,647	2,653	-
Asset Management	260	270	249	248	229	(4)	14	260	229	14
Corporate/Private Equity	26	41	30	26	29	(37)	(10)	26	29	(10)
Total	$17,571	$19,384	$20,780	$21,936	$22,824	(9)	(23)	$17,571	$22,824	(23)

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions, except ratio data)

						Sep 30, 2013
						Change
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,
	2013	2013	2013	2012	2012	2013	2012
ALLOWANCE COMPONENTS AND RATIOS
ALLOWANCE FOR LOAN LOSSES
Consumer, excluding credit card
Asset-specific (a)	$689	$713	$771	$729	$918	(3)%	(25)%
Formula-based	3,798	4,267	5,163	5,852	6,359	(11)	(40)
PCI	4,961	5,711	5,711	5,711	5,711	(13)	(13)
Total consumer, excluding credit card	9,448	10,691	11,645	12,292	12,988	(12)	(27)
Credit card
Asset-specific (a)	1,080	1,227	1,434	1,681	1,909	(12)	(43)
Formula-based	3,017	3,218	3,564	3,820	3,594	(6)	(16)
Total credit card	4,097	4,445	4,998	5,501	5,503	(8)	(26)
Total consumer	13,545	15,136	16,643	17,793	18,491	(11)	(27)
Wholesale
Asset-specific (a)	209	228	228	319	388	(8)	(46)
Formula-based	3,817	4,020	3,909	3,824	3,945	(5)	(3)
Total wholesale	4,026	4,248	4,137	4,143	4,333	(5)	(7)
Total allowance for loan losses	17,571	19,384	20,780	21,936	22,824	(9)	(23)
Allowance for lending-related commitments	677	753	716	668	752	(10)	(10)
Total allowance for credit losses	$18,248	$20,137	$21,496	$22,604	$23,576	(9)	(23)

CREDIT RATIOS
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	3.28%	3.72%	4.01%	4.20%	4.40%
Credit card allowance to total credit card retained loans	3.31	3.58	4.10	4.30	4.42
Wholesale allowance to total wholesale retained loans	1.30	1.38	1.33	1.35	1.46
Wholesale allowance to total wholesale retained loans,
excluding trade finance and conduits (b)	1.52	1.65	1.61	1.66	1.80
Total allowance to total retained loans	2.43	2.69	2.88	3.02	3.18
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)	117	125	129	134	137
Total allowance, excluding credit card allowance, to retained
nonaccrual loans, excluding credit card nonaccrual loans (c)	149	156	153	155	156
Wholesale allowance to wholesale retained nonaccrual loans	424	424	332	289	261
Total allowance to total retained nonaccrual loans	195	202	202	207	205

CREDIT RATIOS, excluding PCI loans
Consumer, excluding credit card allowance, to total
consumer, excluding credit card retained loans	1.92	2.16	2.56	2.83	3.11
Total allowance to total retained loans	1.89	2.06	2.27	2.43	2.61
Consumer, excluding credit card allowance, to consumer,
excluding credit card retained nonaccrual loans (c)	56	58	66	72	77
Allowance, excluding credit card allowance, to retained non-
accrual loans, excluding credit card nonaccrual loans (c)	94	96	98	101	104
Total allowance to total retained nonaccrual loans	140	143	146	153	154

(a)	Includes risk-rated loans that have been placed on nonaccrual status and loans that have been modified in a troubled debt restructuring (“TDR”).

(b)
Management uses allowance for loan losses to period-end loans retained, excluding CIB's trade finance and conduits, a non-GAAP financial measure, as it is a more relevant metric to reflect the allowance coverage of the retained wholesale loan portfolio.

(c)
The Firm's policy is generally to exempt credit card loans from being placed on nonaccrual status as permitted by regulatory guidance. Under guidance issued by the FFIEC, nonmodified credit card loans are charged off by the end of the month in which the account becomes 180 days past due, while modified credit card loans are charged off when the account becomes 120 days past due. In addition, all credit card loans must be charged off within 60 days of receiving notification about certain specified events (e.g., bankruptcy of the borrower).

JPMORGAN CHASE & CO.
CREDIT-RELATED INFORMATION, CONTINUED
(in millions)

	QUARTERLY TRENDS									NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change						2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13		3Q12		2013	2012	2012
PROVISION FOR CREDIT LOSSES BY LINE OF BUSINESS
Provision for loan losses
Consumer & Community Banking	$(267)	$(20)	$549	$1,091	$1,862	NM	%	NM	%	$262	$2,683	(90)%
Corporate & Investment Bank	(152)	(41)	(37)	(373)	(62)	(271)		(145)		(230)	(112)	(105)
Commercial Banking	(29)	43	40	10	(4)	NM		NM		54	37	46
Asset Management	(1)	23	20	19	15	NM		NM		42	69	(39)
Corporate/Private Equity	(18)	5	(3)	(7)	(10)	NM		(80)		(16)	(30)	47
Total provision for loan losses	$(467)	$10	$569	$740	$1,801	NM		NM		$112	$2,647	(96)

Provision for lending-related commitments
Consumer & Community Banking	$—	$1	$—	$—	$—	NM		-		$1	$—	NM
Corporate & Investment Bank	(66)	35	48	(72)	2	NM		NM		17	78	(78)
Commercial Banking	(12)	1	(1)	(13)	(12)	NM		-		(12)	7	NM
Asset Management	1	—	1	—	(1)	NM		NM		2	(2)	NM
Corporate/Private Equity	1	—	—	1	(1)	NM		NM		1	(1)	NM
Total provision for lending-related commitments	$(76)	$37	$48	$(84)	$(12)	NM		NM		$9	$82	(89)

Provision for credit losses
Consumer & Community Banking	$(267)	$(19)	$549	$1,091	$1,862	NM		NM		$263	$2,683	(90)
Corporate & Investment Bank	(218)	(6)	11	(445)	(60)	NM		(263)		(213)	(34)	NM
Commercial Banking	(41)	44	39	(3)	(16)	NM		(156)		42	44	(5)
Asset Management	—	23	21	19	14	NM		NM		44	67	(34)
Corporate/Private Equity	(17)	5	(3)	(6)	(11)	NM		(55)		(15)	(31)	52
Total provision for credit losses	$(543)	$47	$617	$656	$1,789	NM		NM		$121	$2,729	(96)

PROVISION FOR CREDIT LOSSES BY PORTFOLIO SEGMENT
Provision for loan losses
Consumer, excluding credit card	$(815)	$(494)	$(37)	$(12)	$737	(65)		NM		$(1,346)	$314	NM
Credit card	542	464	582	1,097	1,116	17		(51)		1,588	2,347	(32)
Total consumer	(273)	(30)	545	1,085	1,853	NM		NM		242	2,661	(91)
Wholesale	(194)	40	24	(345)	(52)	NM		(273)		(130)	(14)	NM
Total provision for loan losses	$(467)	$10	$569	$740	$1,801	NM		NM		$112	$2,647	(96)

Provision for lending-related commitments
Consumer, excluding credit card	$—	$1	$—	$1	$(1)	NM		NM		$1	$(1)	NM
Credit card	—	—	—	—	—	-		-		—	—	-
Total consumer	—	1	—	1	(1)	NM		NM		1	(1)	NM
Wholesale	(76)	36	48	(85)	(11)	NM		NM		8	83	(90)
Total provision for lending-related commitments	$(76)	$37	$48	$(84)	$(12)	NM		NM		$9	$82	(89)

Provision for credit losses
Consumer, excluding credit card	$(815)	$(493)	$(37)	$(11)	$736	(65)		NM		$(1,345)	$313	NM
Credit card	542	464	582	1,097	1,116	17		(51)		1,588	2,347	(32)
Total consumer	(273)	(29)	545	1,086	1,852	NM		NM		243	2,660	(91)
Wholesale	(270)	76	72	(430)	(63)	NM		(329)		(122)	69	NM
Total provision for credit losses	$(543)	$47	$617	$656	$1,789	NM		NM		$121	$2,729	(96)

JPMORGAN CHASE & CO.
MARKET RISK-RELATED INFORMATION
(in millions)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change					2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012		2012
95% Confidence Level - Total VaR (average)

CIB trading VaR by risk type: (a)
Fixed income (b)	$43	$35	$55	$86	$118	23%	(64)%	$44	$81		(46)%
Foreign exchange	7	7	7	8	10	-	(30)	7	10		(30)
Equities	13	14	13	27	19	(7)	(32)	13	19		(32)
Commodities and other	13	13	15	14	13	-	-	14	16		(13)
Diversification benefit to CIB trading VaR (c)	(34)	(33)	(34)	(38)	(48)	(3)	29	(33)	(46)		28
CIB trading VaR (a)	42	36	56	97	112	17	(63)	45	80		(44)

Credit portfolio VaR (d)	12	13	15	19	22	(8)	(45)	13	26		(50)
Diversification benefit to CIB trading and credit
portfolio VaR (c)	(9)	(9)	(9)	(10)	(12)	-	25	(9)	(13)		31
Total CIB trading and credit portfolio VaR (a)(b)	45	40	62	106	122	13	(63)	49	93		(47)

Other VaR:
Mortgage Production and Servicing VaR (e)	10	15	19	26	17	(33)	(41)	15	14		7
Treasury & Chief Investment Office VaR (b)(f)	5	5	11	6	54	-	(91)	7	120	(i)	(94)
Other VaR (g)	4	5	4	3	4	(20)	-	4	4		-
Diversification benefit to total VaR (c)	(8)	(10)	(13)	(9)	(14)	20	43	(10)	(12)		17
Total other VaR	11	15	21	26	61	(27)	(82)	16	126		(87)

Diversification benefit to total CIB and other VaR (c)	(9)	(10)	(10)	(12)	(68)	10	87	(10)	(57)		82
Total VaR (b)(h)	$47	$45	$73	$120	$115	4	(59)	$55	$162		(66)

(a)
CIB trading VaR includes substantially all market-making and client-driven activities, as well as certain risk management activities in CIB, including credit spread sensitivity to CVA. CIB trading VaR does not include the DVA on structured notes and derivative liabilities to reflect the credit quality of the Firm. For further information, see VaR measurement on pages 95-98 of JPMorgan Chase's 2Q13 Form 10-Q. Effective in the fourth quarter of 2012, CIB's VaR includes the VaR of the former reportable business segments, Investment Bank and Treasury & Securities Services (“TSS”), which were combined to form the CIB business segment. TSS VaR was not material and was previously classified within Other VaR. Prior period VaR disclosures were not revised as a result of the business segment reorganization.

(b)
On July 2, 2012, CIO transferred its synthetic credit portfolio, other than a portion aggregating to approximately $12 billion notional, to the CIB; CIO's retained portfolio was effectively closed out during the three months ended September 30, 2012. During the third quarter of 2012, the Firm applied a new VaR model to calculate VaR for the synthetic credit portfolio that had been transferred to CIB. In the first quarter of 2013, in order to achieve consistency among like products within CIB and in conjunction with the implementation of Basel 2.5 requirements, the Firm moved the synthetic credit portfolio to an existing VaR model within the CIB. This change had an insignificant impact to the average fixed income VaR and average total CIB trading and credit portfolio VaR, and it had no impact to the average total VaR compared with the model used in the third and fourth quarters of 2012. For further information regarding these VaR Model impacts on prior periods, see Market Risk Management on pages 77-80 and 95-99 of JPMorgan Chase’s Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013, respectively.

(c)
Average portfolio VaR was less than the sum of the VaR of the components described above, which is due to portfolio diversification. The diversification effect reflects the fact that the risks were not perfectly correlated.

(d)
Credit portfolio VaR includes the derivative CVA, hedges of the CVA and hedges of the retained loan portfolio, which are reported in principal transactions revenue. This VaR does not include the retained loan portfolio, which is not reported at fair value.

(e)	Mortgage Production and Mortgage Servicing VaR includes the Firm's mortgage pipeline and warehouse loans, MSRs and all related hedges.

(f)	Treasury and CIO VaR includes positions, primarily in securities and derivatives, which are measured at fair value through earnings.

(g)	Other VaR includes certain securities and derivatives in Asset Management.

(h)
Total VaR does not include the retained Credit portfolio, which is not reported at fair value; however, it does include hedges of those positions, which are reported at fair value. It also does not include DVA on structured notes and derivative liabilities to reflect the credit quality of the Firm, principal investments; and longer-term securities investments managed by CIO that are classified as available-for-sale; for further information see VaR measurement on pages 95-98 of JPMorgan Chase's 2Q13 Form 10-Q.

(i)
On August 9, 2012, the Firm restated its 2012 first quarter financial statements. See the Firm's Form 10-Q/A for the quarter ended March 31, 2012 for further information on the restatement. The CIO VaR amount for the first quarter of 2012 has not been recalculated to reflect the restatement.

JPMORGAN CHASE & CO.
CAPITAL AND OTHER SELECTED BALANCE SHEET ITEMS
(in millions, except ratio data)

							Sep 30, 2013
							Change		NINE MONTHS ENDED SEPTEMBER 30,
	Sep 30,		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Sep 30,				2013 Change
	2013		2013	2013	2012	2012	2013	2012	2013		2012	2012

CAPITAL (a)
Tier 1 capital	$161,349	(f)(g)	$164,027	$163,807	$160,002	$154,686	(2)%	4%	$161,349	(f)(g)	$154,686	4%
Total capital	196,269	(f)	199,148	198,926	194,036	190,485	(1)	3	196,269	(f)	190,485	3
Tier 1 common capital (b)	144,588	(f)	146,957	143,255	140,342	135,065	(2)	7	144,588	(f)	135,065	7
Risk-weighted assets	1,376,409	(f)	1,410,081	1,406,948	1,270,378	1,296,512	(2)	6	1,376,409	(f)	1,296,512	6
Adjusted average assets (c)	2,327,475	(f)	2,333,416	2,255,697	2,243,242	2,186,292	-	6	2,327,475	(f)	2,186,292	6
Tier 1 capital ratio	11.7	(f)(g)%	11.6%	11.6%	12.6%	11.9%			11.7	(f)(g)%	11.9%
Total capital ratio	14.3	(f)	14.1	14.1	15.3	14.7			14.3	(f)	14.7
Tier 1 leverage ratio	6.9	(f)	7.0	7.3	7.1	7.1			6.9	(f)	7.1
Tier 1 common capital ratio (b)	10.5	(f)	10.4	10.2	11.0	10.4			10.5	(f)	10.4

TANGIBLE COMMON EQUITY (period-end) (d)
Common stockholders' equity	$195,512		$197,781	$197,128	$195,011	$190,635	(1)	3	$195,512		$190,635	3
Less: Goodwill	48,100		48,057	48,067	48,175	48,178	-	-	48,100		48,178	-
Less: Other intangible assets	1,817		1,951	2,082	2,235	2,641	(7)	(31)	1,817		2,641	(31)
Add: Deferred tax liabilities (e)	2,921		2,886	2,852	2,803	2,780	1	5	2,921		2,780	5
Total tangible common equity	$148,516		$150,659	$149,831	$147,404	$142,596	(1)	4	$148,516		$142,596	4

TANGIBLE COMMON EQUITY (average) (d)
Common stockholders' equity	$197,232		$197,283	$194,733	$191,975	$186,590	-	6	$196,425		$181,791	8
Less: Goodwill	48,073		48,078	48,168	48,172	48,158	-	-	48,106		48,178	-
Less: Other intangible assets	1,878		2,026	2,162	2,547	2,729	(7)	(31)	2,021		2,928	(31)
Add: Deferred tax liabilities (e)	2,904		2,869	2,828	2,792	2,765	1	5	2,867		2,741	5
Total tangible common equity	$150,185		$150,048	$147,231	$144,048	$138,468	-	8	$149,165		$133,426	12

INTANGIBLE ASSETS (period-end)
Goodwill	$48,100		$48,057	$48,067	$48,175	$48,178	-	-	$48,100		$48,178	-
Mortgage servicing rights	9,490		9,335	7,949	7,614	7,080	2	34	9,490		7,080	34
Purchased credit card relationships	176		221	242	295	409	(20)	(57)	176		409	(57)
All other intangibles	1,641		1,730	1,840	1,940	2,232	(5)	(26)	1,641		2,232	(26)
Total intangible assets	$59,407		$59,343	$58,098	$58,024	$57,899	-	3	$59,407		$57,899	3

DEPOSITS (period-end)
U.S. offices:
Noninterest-bearing	$399,658		$362,314	$363,780	$380,320	$363,388	10	10	$399,658		$363,388	10
Interest-bearing	605,305		580,091	571,334	552,106	509,407	4	19	605,305		509,407	19
Non-U.S. offices:
Noninterest-bearing	20,964		19,515	19,979	17,845	16,192	7	29	20,964		16,192	29
Interest-bearing	255,175		241,030	247,414	243,322	250,624	6	2	255,175		250,624	2
Total deposits	$1,281,102		$1,202,950	$1,202,507	$1,193,593	$1,139,611	6	12	$1,281,102		$1,139,611	12

(a)	In the first quarter of 2013, the Firm implemented Basel 2.5. For further information, see footnote (f) on page 2.

(b)
The Firm uses Tier 1 common capital along with the other capital measures to assess and monitor its capital position. The Tier 1 common capital ratio, a non-GAAP financial measure, is Tier 1 common capital divided by risk-weighted assets. For further discussion of the Tier 1 common capital ratio, see page 42.

(c)
Adjusted average assets, for purposes of calculating the leverage ratio, includes total quarterly average assets adjusted for unrealized gains/(losses) on securities, less deductions for disallowed goodwill and other intangible assets, investments in certain subsidiaries, and the total adjusted carrying value of nonfinancial equity investments that are subject to deductions from Tier 1 capital.

(d)	For further discussion of TCE, see page 42.

(e)
Represents deferred tax liabilities related to tax-deductible goodwill and to identifiable intangibles created in non-taxable transactions, which are netted against goodwill and other intangibles when calculating TCE.

(f)	Estimated.

(g)
At September 30, 2013, TruPS included in Tier 1 capital were $5.3 billion. If these securities were excluded from the calculation at September 30, 2013, Tier 1 capital would have been $156.1 billion and the Tier 1 capital ratio would have been 11.3%.

JPMORGAN CHASE & CO.
MORTGAGE REPURCHASE LIABILITY
(in millions)

	QUARTERLY TRENDS							NINE MONTHS ENDED SEPTEMBER 30,
						3Q13 Change				2013 Change
	3Q13	2Q13	1Q13	4Q12	3Q12	2Q13	3Q12	2013	2012	2012
MORTGAGE REPURCHASE LIABILITY (a)(b)
Summary of changes in mortgage repurchase liability:
Repurchase liability at beginning of period	$2,476	$2,674	$2,811	$3,099	$3,293	(7)%	(25)%	$2,811	$3,557	(21)%
Net realized losses (c)	(135)	(191)	(212)	(267)	(268)	29	50	(538)	(891)	40
Provision for repurchase losses (d)	(159)	(7)	75	(21)	74	NM	NM	(91)	433	NM
Repurchase liability at end of period	$2,182	$2,476	$2,674	$2,811	$3,099	(12)	(30)	$2,182	$3,099	(30)

Outstanding repurchase demands and unresolved mortgage
insurance rescission notices by counterparty type: (e)
GSEs	$1,601	$970	$1,022	$1,166	$1,533	65	4	$1,601	$1,533	4
Mortgage insurers	780	852	924	1,014	1,036	(8)	(25)	780	1,036	(25)
Other (f)	1,322	1,072	992	887	1,697	23	(22)	1,322	1,697	(22)
Overlapping population (g)	(45)	(51)	(64)	(86)	(150)	12	70	(45)	(150)	70
Total	$3,658	$2,843	$2,874	$2,981	$4,116	29	(11)	$3,658	$4,116	(11)

Mortgage repurchase demands received by loan origination
vintage: (e)
Pre-2005	$135	$53	$45	$42	$33	155	309	$233	$102	128
2005	308	116	217	42	103	166	199	641	263	144
2006	515	258	287	292	963	100	(47)	1,060	1,844	(43)
2007	690	546	419	241	371	26	86	1,655	1,436	15
2008	265	113	151	114	196	135	35	529	868	(39)
Post-2008	79	60	62	87	124	32	(36)	201	439	(54)
Total	$1,992	$1,146	$1,181	$818	$1,790	74	11	$4,319	$4,952	(13)

(a)	For further details regarding the Firm's mortgage repurchase liability, see Mortgage repurchase liability on pages 111-115 and Note 29 on pages 308-315 of JPMorgan Chase's 2012 Annual Report.

(b)	All mortgage repurchase demands associated with private-label securitizations are separately evaluated by the Firm in establishing its litigation reserves.

(c)
Presented net of third-party recoveries and includes principal losses and accrued interest on repurchased loans, “make-whole” settlements, settlements with claimants, and certain related expense. Make-whole settlements were $117 million, $133 million, $121 million, $137 million and $94 million for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $371 million and $387 million for the nine months ended September 30, 2013 and 2012, respectively.

(d)
Included $4 million, $6 million, $8 million, $27 million and $30 million of provision related to new loan sales for the three months ended September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and $18 million and $85 million for the nine months ended September 30, 2013 and 2012, respectively.

(e)	Excludes amounts related to Washington Mutual.

(f)
Represents repurchase demands received from parties other than the GSEs that have been presented to the Firm by trustees who assert authority to present such claims under the terms of the underlying sale or securitization agreement, and excludes repurchase demands asserted in or arising in connection with pending repurchase litigation.

(g)
Because the GSEs and others may make repurchase demands based on mortgage insurance rescission notices that remain unresolved, certain loans may be subject to both an unresolved mortgage insurance rescission notice and an outstanding repurchase demand.

JPMORGAN CHASE & CO.
PER SHARE-RELATED INFORMATION
(in millions, except per share and ratio data)

	QUARTERLY TRENDS											NINE MONTHS ENDED SEPTEMBER 30,
								3Q13 Change								2013 Change
	3Q13		2Q13		1Q13	4Q12	3Q12	2Q13		3Q12		2013		2012		2012
EARNINGS PER SHARE DATA
Basic earnings per share:
Net income/(loss)	$(380)		$6,496		$6,529	$5,692	$5,708	NM	%	NM	%	$12,645		$15,592		(19)%
Less: Preferred stock dividends	229		204		182	175	163	12		40		615		478		29
Net income/(loss) applicable to common equity	(609)		6,292		6,347	5,517	5,545	NM		NM		12,030		15,114		(20)
Less: Dividends and undistributed earnings allocated to
participating securities	41		191		216	195	199	(79)		(79)		374		558		(33)
Net income/(loss) applicable to common stockholders	$(650)		$6,101		$6,131	$5,322	$5,346	NM		NM		$11,656		$14,556		(20)

Total weighted-average basic shares outstanding	3,767.0		3,782.4		3,818.2	3,806.7	3,803.3	-		(1)		3,789.2		3,810.4		(1)

Net income/(loss) per share	$(0.17)		$1.61		$1.61	$1.40	$1.41	NM		NM		$3.08		$3.82		(19)

Diluted earnings per share:
Net income/(loss) applicable to common stockholders	$(650)		$6,101		$6,131	$5,322	$5,346	NM		NM		$11,656		$14,556		(20)

Total weighted-average basic shares outstanding	3,767.0		3,782.4		3,818.2	3,806.7	3,803.3	-		(1)		3,789.2		3,810.4		(1)
Add: Employee stock options, SARs and warrants (a)	—		31.9		28.8	14.2	10.6	NM		NM		31.7		12.2		160
Total weighted-average diluted shares outstanding (b)	3,767.0		3,814.3		3,847.0	3,820.9	3,813.9	(1)		(1)		3,820.9		3,822.6		-

Net income/(loss) per share	$(0.17)	(f)	$1.60		$1.59	$1.39	$1.40	NM		NM		$3.05		$3.81		(20)

COMMON SHARES OUTSTANDING
Common shares - at period end	3,759.2		3,769.0		3,789.8	3,804.0	3,799.6	-		(1)		3,759.2		3,799.6		(1)
Cash dividends declared per share	$0.38		$0.38	(g)	$0.30	$0.30	$0.30	-		27		$1.06	(g)	$0.90		18
Book value per share	52.01		52.48		52.02	51.27	50.17	(1)		4		52.01		50.17		4
Tangible book value per share (c)	39.51		39.97		39.54	38.75	37.53	(1)		5		39.51		37.53		5
Dividend payout ratio	NM	%	23%		19%	21%	21%					34%		23%

SHARE PRICE (d)
High	$56.93		$55.90		$51.00	$44.54	$42.09	2		35		$56.93		$46.49		22
Low	50.06		46.05		44.20	38.83	33.10	9		51		44.20		30.83		43
Close	51.69		52.79		47.46	43.97	40.48	(2)		28		51.69		40.48		28
Market capitalization	194,312		198,966		179,863	167,260	153,806	(2)		26		194,312		153,806		26

COMMON EQUITY REPURCHASE PROGRAM (e)
Aggregate common equity repurchased	$739.7		$1,171.9		$2,578.3	$—	$—	(37)		NM		$4,489.9		$1,653.5	(h)	172
Common equity repurchased	13.6		23.5		53.5	—	—	(42)		NM		90.6		52.0	(h)	74
Average purchase price	$54.30		$50.01		$48.16	$—	$—	9		NM		$49.56		$31.79	(h)	56

(a)
Excluded from the computation of diluted EPS (due to the antidilutive effect) were options issued under employee benefit plans and the warrants originally issued in 2008 under the U.S. Treasury's Capital Purchase Program to purchase shares of the Firm's common stock. The aggregate number of shares issuable upon the exercise of such options and warrants was 8 million, 13 million, 117 million and 147 million for the three months ended June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively, and 8 million and 158 million for the nine months ended September 30, 2013 and 2012, respectively.

(b)	Participating securities were included in the calculation of diluted EPS using the two-class method, as this computation was more dilutive than the calculation using the treasury stock method.

(c)
Tangible book value per share is a non-GAAP financial measure. Tangible book value per share represents the Firm's tangible common equity divided by period-end common shares. For further discussion of this measure, see page 42.

(d)	For additional information on the listing and trading of JPMorgan Chase's common stock, see page 2.

(e)
On March 14, 2013, the Firm announced that following the release by the Board of Governors of the Federal Reserve System (“Federal Reserve”) of the 2013 CCAR results, JPMorgan Chase & Co. is authorized to repurchase $6.0 billion of common equity between April 1, 2013 and March 31, 2014. Such repurchases will be done pursuant to the $15.0 billion common equity (i.e., common stock and warrants) repurchase program previously authorized by the Board of Directors on March 13, 2012. The Federal Reserve has asked the Firm to submit an additional capital plan, and following their review of the resubmission, the Federal Reserve may require the Firm to modify its capital distributions. The resubmission was made by the Firm on September 18, 2013. JPMorgan Chase expects the Federal Reserve to notify the Firm within 75 days of the resubmission of its determination.

(f)
Due to the net loss applicable to common stockholders during the three months ended September 30, 2013, no common equivalent shares have been included in the computation of diluted earnings per share for the period as the effect would be antidilutive.

(g)	On May 21, 2013, the Board of Directors of JPMorgan Chase increased the Firm's quarterly common stock dividend from $0.30 to $0.38 per share.

(h)	Included the impact of aggregate repurchases of 18.5 million warrants during the three months ended June 30, 2012.

JPMORGAN CHASE & CO.
NON-GAAP FINANCIAL MEASURES

The following are several of the non-GAAP measures that the Firm uses for various reasons, including: (i) to allow management to assess the comparability of revenue arising from both taxable and tax-exempt sources, (ii) to assess and compare the quality and composition of the Firm's capital with the capital of other financial services companies, and (iii) more generally, to provide a more meaningful measure of certain metrics that enables comparability with prior periods, as well as with competitors.

(a)
In addition to analyzing the Firm's results on a reported basis, management reviews the Firm's results and the results of the lines of business on a “managed” basis. The Firm's definition of managed basis starts with the reported U.S. GAAP results and includes certain reclassifications to present total net revenue for the Firm (and each of the business segments) on a FTE basis. Accordingly, revenue from investments that receive tax credits and tax-exempt securities is presented in the managed results on a basis comparable to taxable investments and securities. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to tax-exempt items is recorded within income tax expense. These adjustments have no impact on net income/(loss) as reported by the Firm as a whole or by the lines of business.

(b)
The ratio of the allowance for loan losses to period-end loans excludes the following: loans accounted for at fair value and loans held-for-sale; purchased credit-impaired (“PCI”) loans; and the allowance for loan losses related to PCI loans. Additionally, Real Estate Portfolios net charge-off rates exclude the impact of PCI loans. The ratio of the wholesale allowance for loan losses to period-end loans retained, excluding trade finance and conduits, is calculated excluding loans accounted for at fair value, loans held-for-sale, CIB's trade finance loans and consolidated Firm-administered multi-seller conduits, as well as their related allowances, to provide a more meaningful assessment of the Firm's wholesale allowance coverage ratio.

(c)
Tangible common equity (“TCE”), ROTCE, and Tier 1 common capital under Basel I rules. TCE represents the Firm's common stockholders' equity (i.e., total stockholders' equity less preferred stock) less goodwill and identifiable intangible assets (other than MSRs), net of related deferred tax liabilities. ROTCE measures the Firm's earnings as a percentage of average TCE. Tier 1 common capital and the Tier 1 common ratio under Basel I rules, along with other capital measures, are used by management, bank regulators, investors and analysts to assess and monitor the Firm's capital position. TCE and ROTCE are meaningful to the Firm, as well as investors and analysts, in assessing the Firm's use of equity. For additional information on Tier 1 common under Basel I and III, see Regulatory capital on pages 117-120 of JPMorgan Chase's 2012 Annual Report and pages 60-63 of JPMorgan Chase's second quarter 2013 Form 10-Q.

(d)
Consumer & Business Banking (“CBB”) uses the overhead ratio (excluding the amortization of core deposit intangibles ("CDI")) to evaluate the underlying expense trends of the business. Including CDI amortization expense in the overhead ratio calculation would result in a higher overhead ratio in the earlier years and a lower overhead ratio in later years. This method would therefore result in an improving overhead ratio over time, all things remaining equal. The non-GAAP ratio excludes CBB's CDI amortization expense related to prior business combination transactions.

(e)
Corporate & Investment Bank provides several non-GAAP financial measures which exclude the impact of DVA on: net revenue, net income, compensation ratio, and return on equity. These measures are used by management to assess the underlying performance of the business and for comparability with peers. The ratio of the allowance for loan losses to period-end loans retained is calculated excluding the impact of trade finance loans and consolidated Firm-administered multi-seller conduits as it is a more relevant metric to reflect the allowance coverage of the retained loan portfolio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Allowance for loan losses to total loans: Represents period-end allowance for loan losses divided by retained loans.

Beneficial interests issued by consolidated VIEs: Represents the interests of third-party holders of debt/equity securities, or other obligations, issued by VIEs that JPMorgan Chase consolidates. The underlying obligations of the VIEs consist of short-term borrowings, commercial paper and long-term debt. The related assets consist of trading assets, available-for-sale securities, loans and other assets.

bp(s): Basis point(s).

Corporate/Private Equity: Comprises Private Equity, Treasury, Chief Investment Office, and Other Corporate, which includes corporate staff units and expense that is centrally managed.

Fully taxable-equivalent (“FTE”) basis: Total net revenue for each of the business segments and the Firm is presented on a fully taxable-equivalent basis. Accordingly, revenue from tax-exempt securities and investments that receive tax credits is presented in the managed results on a basis comparable to fully taxable securities and investments. This non-GAAP financial measure allows management to assess the comparability of revenue arising from both taxable and tax-exempt sources. The corresponding income tax impact related to these items is recorded within income tax expense.

GSEs: U.S. government-sponsored enterprise, such as Federal National Mortgage Association ("Fannie Mae") and Federal Home Loan Mortgage Corporation ("Freddie Mac").

Managed basis: A non-GAAP presentation of financial results that includes reclassifications to present revenue on a fully taxable-equivalent basis. Management uses this non-GAAP financial measure at the segment level, because it believes this provides information to enable investors to understand the underlying operational performance and trends of the particular business segment and facilitates a comparison of the business segment with the performance of competitors.

MSR risk management revenue: Includes changes in the fair value of the MSR asset due to market-based inputs, such as interest rates and volatility, as well as updates to assumptions used in the MSR valuation model; and derivative valuation adjustments and other, which represents changes in the fair value of derivative instruments used to offset the impact of changes in the market-based inputs to the MSR valuation model.

Net charge-off rate: Represents net charge-offs (annualized) divided by average retained loans for the reporting period.

Net yield on interest-earning assets: The average rate for interest-earning assets less the average rate paid for all sources of funds.

NM: Not meaningful.

Overhead ratio: Noninterest expense as a percentage of total net revenue.

Participating securities: Represents unvested stock-based compensation awards containing nonforfeitable rights to dividends or dividend equivalents (collectively, "dividends"), which are included in the earnings per share calculation using the two-class method. JPMorgan Chase grants restricted stock and RSUs to certain employees under its stock-based compensation programs, which entitle the recipients to receive nonforfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities. Under the two-class method, all earnings (distributed and undistributed) are allocated to each class of common stock and participating securities, based on their respective rights to receive dividends.

Pre-provision profit/(loss): Pre-provision profit/(loss) is total net revenue less noninterest expense. The Firm believes that this financial measure is useful in assessing the ability of a lending institution to generate income in excess of its provision for credit losses.

Principal transactions revenue: Principal transactions revenue includes realized and unrealized gains and losses recorded on derivatives, other financial instruments, private equity investments, and physical commodities used in market-making and client-driven activities. In addition, principal transactions revenue also includes certain realized and unrealized gains and losses related to hedge accounting and specified risk management activities including: (a) certain derivatives designated in qualifying hedge accounting relationships (primarily fair value hedges of commodity and foreign exchange risk), (b) certain derivatives used for specified risk management purposes, primarily to mitigate credit risk, foreign exchange risk and commodity risk, and (c) other derivatives, including the synthetic credit portfolio.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

Purchased credit-impaired (“PCI”) loans: Represents loans that were acquired in the Washington Mutual transaction and deemed to be credit-impaired on the acquisition date in accordance with the guidance of the Financial Accounting Standards Board ("FASB"). The guidance allows purchasers to aggregate credit-impaired loans acquired in the same fiscal quarter into one or more pools, provided that the loans have common risk characteristics (e.g., product type, LTV ratios, FICO scores, past-due status, geographic location). A pool is then accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows.

Since each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows, the past-due status of the pools, or that of the individual loans within the pools, is not meaningful. Because the Firm is recognizing interest income on each pool of loans, they are all considered to be performing.

Charge-offs are not recorded on PCI loans until actual losses exceed estimated losses that were recorded as purchase accounting adjustments at the time of acquisition. PCI loans as well as the related charge-offs and allowance for loan losses are excluded in the calculation of certain net charge-off rates and allowance coverage ratios. To date, no charge-offs have been recorded for these loans.

Receivables from customers: Predominantly represents margin loans to prime and retail brokerage customers which are included in accrued interest and accounts receivable on the Consolidated Balance Sheets.

Reported basis: Financial statements prepared under U.S. GAAP.

Retained loans: Loans that are held-for-investment, which excludes loans held-for-sale and loans at fair value.

Risk-weighted assets (“RWA”): Risk-weighted assets consist of on- and off-balance sheet assets that are assigned to one of several broad risk categories and weighted by factors representing their risk and potential for default. On-balance sheet assets are risk-weighted based on the perceived credit risk associated with the obligor or counterparty, the nature of any collateral, and the guarantor, if any. Off-balance sheet assets such as lending-related commitments, guarantees, derivatives and other applicable off-balance sheet positions are risk-weighted by multiplying the contractual amount by the appropriate credit conversion factor to determine the on-balance sheet credit equivalent amount, which is then risk-weighted based on the same factors used for on-balance sheet assets. Risk-weighted assets also incorporate a measure for market risk related to applicable trading assets-debt and equity instruments, and foreign exchange and commodity derivatives. The resulting risk-weighted values for each of the risk categories are then aggregated to determine total risk-weighted assets.

Troubled debt restructuring (“TDR”): Occurs when the Firm modifies the original terms of a loan agreement by granting a concession to a borrower that is experiencing financial difficulty.

U.S. GAAP: Accounting principles generally accepted in the United States of America.

Value-at-risk (“VaR”): A measure of the dollar amount of potential loss from adverse market movements in an ordinary market environment. For additional information, see Value-at-risk on pages 163-167 of JPMorgan Chase's 2012 Annual Report and pages 95-98 of the Firm's second quarter Form 10-Q.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CONSUMER & COMMUNITY BANKING (“CCB”)

Active online customers - Users of all internet browsers and mobile platforms who have been active in the past 90 days.

Active mobile customers - Users of all mobile platforms, which include: SMS, mobile smartphone and tablet, who have been active in the past 90 days.

Consumer & Business Banking (“CBB”)

Description of selected business metrics within CBB:
Client investment managed accounts - Assets actively managed by Chase Wealth Management on behalf of clients. The percentage of managed accounts is calculated by dividing managed account assets by total client investment assets.
Client advisors - Investment product specialists, including private client advisors, financial advisors, financial advisor associates, senior financial advisors, independent financial advisors and financial advisor associate trainees, who advise clients on investment options, including annuities, mutual funds, stock trading services, etc., sold by the Firm or by third-party vendors through retail branches, Chase Private Client locations and other channels.
Personal bankers - Retail branch office personnel who acquire, retain and expand new and existing customer relationships by assessing customer needs and recommending and selling appropriate banking products and services.
Sales specialists - Retail branch office and field personnel, including, relationship managers and loan officers, who specialize in marketing and sales of various business banking products (i.e., business loans, letters of credit, deposit accounts, Chase Paymentech, etc.) and mortgage products to existing and new clients.
Deposit margin/deposit spread: Represents net interest income expressed as a percentage of average deposits.
Chase LiquidSM cards - Refers to a prepaid, reloadable card product.

Mortgage Banking

Mortgage Production and Mortgage Servicing revenue comprises the following:
Net production revenue includes net gains or losses on originations and sales of prime and subprime mortgage loans, other production-related fees and losses related to the repurchase of previously-sold loans.
Net mortgage servicing revenue includes the following components:

a)	Operating revenue predominantly represents the return on Mortgage Servicing's MSR asset and includes:

•	Actual gross income earned from servicing third-party mortgage loans, such as contractually specified servicing fees and ancillary income; and

•	The change in the fair value of the MSR asset due to the collection or realization of expected cash flows.

b)
Risk management represents the components of Mortgage Servicing's MSR asset that are subject to ongoing risk management activities, together with derivatives and other instruments used in those risk management activities.

Mortgage origination channels comprise the following:
Retail - Borrowers who buy or refinance a home through direct contact with a mortgage banker employed by the Firm using a branch office, the Internet or by phone. Borrowers are frequently referred to a mortgage banker by a banker in a Chase branch, real estate brokers, home builders or other third parties.
Wholesale - Third-party mortgage brokers refer loan application packages to the Firm. The Firm then underwrites and funds the loan. Brokers are independent loan originators that specialize in counseling applicants on available home financing options, but do not provide funding for loans. Chase materially eliminated broker-originated loans in 2008, with the exception of a small number of loans guaranteed by the U.S. Department of Agriculture under its Section 502 Guaranteed Loan program that serves low-and-moderate income families in small rural communities.
Correspondent - Banks, thrifts, other mortgage banks and other financial institutions that sell closed loans to the Firm.

Card, Merchant Services and Auto (“Card”)

Description of selected business metrics within Card:
Card Services includes the Credit Card and Merchant Services businesses.
Merchant Services is a business that primarily processes transactions for merchants.
Total transactions - Number of transactions and authorizations processed for merchants.
Commercial Card provides a wide range of payment services to corporate and public sector clients worldwide through the commercial card products. Services include procurement, corporate travel and entertainment, expense management services, and business-to-business payment solutions.
Sales volume - Dollar amount of cardmember purchases, net of returns.
Open accounts - Cardmember accounts with charging privileges.
Auto origination volume - Dollar amount of auto loans and leases originated.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

CORPORATE & INVESTMENT BANK (“CIB”)

Definition of selected CIB revenue:
Investment banking fees include advisory, equity and bond underwriting, and loan syndication fees.
Treasury Services includes both transaction services and trade finance. Transaction services offers a broad range of products and services that enable clients to manage payments and receipts, as well as invest and manage funds. Products include U.S. dollar and multi-currency clearing, ACH, lockbox, disbursement and reconciliation services, check deposits, and currency related services. Trade finance enables the management of cross-border trade for bank and corporate clients. Products include loans tied directly to goods crossing borders, export/import loans, commercial letters of credit, standby letters of credit, and supply chain finance.
Lending includes net interest income, fees, gains or losses on loan sales activities, gains or losses on securities received as part of loan restructurings, and the risk management results related to the credit portfolio (excluding trade finance).
Fixed Income Markets primarily include revenue related to market-making across global fixed income markets, including foreign exchange, interest rate, credit and commodities markets. The results of the synthetic credit portfolio that was transferred from the Chief Investment Office effective July 2, 2012 are reported in this caption.
Equity Markets primarily include revenue related to market-making across global equity products, including cash instruments, derivatives, convertibles and Prime Services.
Securities Services includes primarily custody, fund accounting and administration, and securities lending products sold principally to asset managers, insurance companies and public and private investment funds. Also includes clearance, collateral management and depositary receipts business which provides broker-dealer clearing and custody services, including tri-party repo transactions, collateral management products, and depositary bank services for American and global depositary receipt programs.
Credit Adjustments & Other primarily includes credit portfolio credit valuation adjustments (“CVA”) net of associated hedging activities; debit valuation adjustments (“DVA”) on structured notes and derivative liabilities; and nonperforming derivative receivable results.

Description of certain business metrics:
Client deposits and other third-party liabilities pertain to the Treasury Services and Securities Services businesses, and include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.
Assets under custody (“AUC”) represents activities associated with the safekeeping and servicing of assets on which Securities Services earns fees.

JPMORGAN CHASE & CO.
GLOSSARY OF TERMS

COMMERCIAL BANKING (“CB”)

CB Client Segments:
Middle Market Banking covers corporate, municipal, financial institution and nonprofit clients, with annual revenue generally ranging between $20 million and $500 million.
Corporate Client Banking covers clients with annual revenue generally ranging between $500 million and $2 billion and focuses on clients that have broader investment banking needs.
Commercial Term Lending primarily provides term financing to real estate investors/owners for multifamily properties as well as financing office, retail and industrial properties.
Real Estate Banking provides full-service banking to investors and developers of institutional-grade real estate properties.
Other primarily includes lending and investment activity within the Community Development Banking and Chase Capital businesses.

CB Revenue:
Lending includes a variety of financing alternatives, which are primarily provided on a basis secured by receivables, inventory, equipment, real estate or other assets. Products include term loans, revolving lines of credit, bridge financing, asset-based structures, leases, commercial card products and standby letters of credit.
Treasury services includes revenue from a broad range of products and services (as defined by Treasury Services revenue in the CIB description of revenue) that enable CB clients to manage payments and receipts, as well as invest and manage funds.
Investment banking includes revenue from a range of products providing CB clients with sophisticated capital-raising alternatives, as well as balance sheet and risk management tools through advisory, equity and bond underwriting, and loan syndications. Revenue from Fixed income and Equity market products (as defined by Fixed Income Markets and Equity Markets revenue in the CIB description of revenue) available to CB clients is also included. Investment banking revenue, gross, represents total revenue related to investment banking products sold to CB clients.
Other product revenue primarily includes tax-equivalent adjustments generated from Community Development Banking activity and certain income derived from principal transactions.

Description of selected business metrics within CB:
Client deposits and other third-party liabilities include deposits, as well as deposits that are swept to on-balance sheet liabilities (e.g., commercial paper, federal funds purchased and securities loaned or sold under repurchase agreements) as part of the Firm's client cash management program.

ASSET MANAGEMENT (“AM”)

Assets under management - Represent assets actively managed by AM on behalf of its Private Banking, Institutional and Retail clients. Includes “committed capital not called,” on which AM earns fees.

Client assets - Represent assets under management, as well as custody, brokerage, administration and deposit accounts.

Multi-asset - Any fund or account that allocates assets under management to more than one asset class (e.g., long-term fixed income, equity, cash, real assets, private equity or hedge funds).

Alternative assets - The following types of assets constitute alternative investments - hedge funds, currency, real estate and private equity.

AM's client segments comprise the following:
Private Banking offers investment advice and wealth management services to high- and ultra-high-net-worth individuals, families, money managers, business owners and small corporations worldwide, including investment management, capital markets and risk management, tax and estate planning, banking, capital raising and specialty-wealth advisory services.
Institutional brings comprehensive global investment services – including asset management, pension analytics, asset-liability management and active risk-budgeting strategies – to corporate and public institutions, endowments, foundations, nonprofit organizations and governments worldwide.
Retail provides worldwide investment management services and retirement planning and administration, through financial intermediaries and direct distribution of a full range of investment products.

Pretax margin: Represents income before income tax expense divided by total net revenue, which is, in management's view, a comprehensive measure of pretax performance derived by measuring earnings after all costs are taken into consideration. It is, therefore, another basis that management uses to evaluate the performance of AM against the performance of their respective competitors.